                                                                    EXHIBIT 2.1




                                MERGER AGREEMENT
                                 BY AND BETWEEN
                         DESIGN WORKS HOLDING COMPANY,
                              DESIGN WORKS, INC.,
                          CROWN CRAFTS DESIGNER, INC.
                             AND CROWN CRAFTS, INC.




                           DATED AS OF JULY 23, 2001

                               TABLE OF CONTENTS


                                                                                                                PAGE
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
ARTICLE I.  MERGER AND PURCHASE OF SPECIFIED ASSETS

SECTION 1.01            The Merger................................................................................6
SECTION 1.02            Specified Assets.........................................................................10
SECTION 1.03            Excluded Assets and Liabilities..........................................................10
SECTION 1.04            Assumed Liabilities......................................................................12
SECTION 1.05            Payment of Merger Consideration and Purchase Price.......................................13
SECTION 1.06            Allocation of Purchase Price; Tax Basis..................................................13
SECTION 1.07            Transfer Taxes...........................................................................14
SECTION 1.08            Proration................................................................................14
SECTION 1.09            Consent of Third Parties.................................................................14
SECTION 1.10            Seller License Agreement.................................................................15
SECTION 1.11            Physical Inventory.......................................................................15

ARTICLE II  REPRESENTATIONS AND WARRANTIES

SECTION 2.01            Representations and Warranties of Seller.................................................15
SECTION 2.02            Representations and Warranties of Buyer..................................................26

ARTICLE III ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 3.01            All Reasonable Efforts...................................................................27
SECTION 3.02            Public Announcements.....................................................................27
SECTION 3.03            No Implied Representations or Warranties.................................................28
SECTION 3.04            Confidentiality..........................................................................28
SECTION 3.05            Environmental Permits....................................................................29
SECTION 3.06            Discharge of Liens and Encumbrances......................................................29
SECTION 3.07            Conveyance of Title to Owned Real Property...............................................31
SECTION 3.08            Sublease to Buyer........................................................................29
SECTION 3.09            Shared Services Agreement................................................................30
SECTION 3.10            Books and Records........................................................................30
SECTION 3.11            Fairness Opinion.........................................................................30
SECTION 3.12            Estoppel Certificates; Landlord Waivers..................................................30
SECTION 3.13            Board of Directors.......................................................................30
SECTION 3.14            Severance Protection Agreements; Retention...............................................30
SECTION 3.15            Letters of Credit........................................................................30
SECTION 3.16            Right of First Refusal...................................................................31
SECTION 3.17            Non-Competition Agreement................................................................31
SECTION 3.18            Buyer Financing..........................................................................31
SECTION 3.19            Misdirected Payments.....................................................................31
SECTION 3.20            Primary Coverage; Excess Coverage........................................................31

ARTICLE IV  EMPLOYEES AND EMPLOYEE BENEFIT PLANS

SECTION 4.01            Employment of Seller's Employees.........................................................31
SECTION 4.02            Welfare and Fringe Benefit Plans.........................................................32

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
SECTION 4.03            Workers' Compensation and Health Benefits................................................33

ARTICLE V   CLOSING

SECTION 5.01            Time and Place...........................................................................33
SECTION 5.02            Closing Matters with Respect to Seller...................................................33
SECTION 5.03            Closing Matters with Respect to Buyer....................................................36
SECTION 5.04            Passage of Title and Liabilities at Closing..............................................37

ARTICLE VI  INDEMNIFICATION

SECTION 6.01            Agreement of Seller to Indemnify.........................................................37
SECTION 6.02            Agreement of Buyer to Indemnify..........................................................38
SECTION 6.03            Definitions and for Indemnification......................................................39
SECTION 6.04            Defense of Third Party Claims............................................................40
SECTION 6.05            Settlement of Third Party Claims.........................................................41
SECTION 6.06            Duration.................................................................................41
SECTION 6.07            Limitations..............................................................................41
SECTION 6.08            Sole and Exclusive Remedy................................................................42

ARTICLE VII  MISCELLANEOUS

SECTION 7.01            Expenses.................................................................................42
SECTION 7.02            Descriptive Headings.....................................................................42
SECTION 7.03            Notices..................................................................................42
SECTION 7.04            Counterparts.............................................................................43
SECTION 7.05            Governing Law............................................................................43
SECTION 7.06            Assignability............................................................................43
SECTION 7.07            Waivers and Amendments...................................................................44
SECTION 7.08            Third Party Rights.......................................................................44
SECTION 7.09            Entire Agreement.........................................................................44
SECTION 7.10            Time of Essence..........................................................................44
SECTION 7.11            Severability.............................................................................44
SECTION 7.12            Exhibits and Schedules...................................................................44
SECTION 7.13            Construction.............................................................................44
SECTION 7.14            Arbitration..............................................................................44


                                    EXHIBITS


Exhibit A:        Certificate of Merger
Exhibit B:        Form of Seller License Agreement
Exhibit C:        Form of Sublease
Exhibit D:        Form of Shared Services Agreement
Exhibit E:        Form of Non-Competition Agreement

                                   SCHEDULES


Schedule 1.01(e)(i)        Personal Property
Schedule 1.01(e)(ii)       Contracts
Schedule 1.01(e)(vii)      Intellectual Property
Schedule 1.01(e)(x)        Disputed Claims
Schedule 1.01(e)(xi)       Prepayments
Schedule 1.02(i)           Leased Real Property
Schedule 1.02(ii)          Owned Real Property
Schedule 1.03(a)           Excluded Assets
Schedule 1.03(c)           Excluded Liabilities
Schedule 1.04(a)(ii)       Purchase Commitments
Schedule 1.04(a)(vii)      Deferred Compensation Agreements
Schedule 1.04(a)(ix)       Other Seller and CCD Liabilities
Schedule 1.06              Allocation of Purchase Price
Schedule 2.01(c)           Violations, Consents
Schedule 2.01(e)           Insurance
Schedule 2.01(g)           Tax Bills
Schedule 2.01(h)(i)        Liens to be Removed - Owned Real Property
Schedule 2.01(h)(ii)       Liens to be Removed - Leased Real Property
Schedule 2.01(h)(iii)      Liens to be Removed - New York Apartment Property
Schedule 2.01(h)(vii)      Tax Reassessments
Schedule 2.01(i)(i)        Environmental Reports
Schedule 2.01(i)(ii)       Environmental Matters
Schedule 2.01(i)(iii)(B)   Storage Tanks
Schedule 2.01(i)(iii)(C)   Transformers
Schedule 2.01(j)           Employee Benefit Plans
Schedule 2.01(k)           Consents and Approvals
Schedule 2.01(l)           Leased Personal Property
Schedule 2.01(m)           Contracts
Schedule 2.01(n)           Licenses and Permits
Schedule 2.01(o)(vi)       Health and Safety Matters
Schedule 2.01(o)(vii)      Employee Threshold Number
Schedule 2.01(p)           Product Warranties
Schedule 2.01(s)           Related Party Transactions
Schedule 2.01(t)           CCD Stock Matters
Schedule 2.01(v)           Accounts Receivable
Schedule 2.01(w)           Permitted Liens
Schedule 4.01(a)           Transferred Employees

(Schedules to this agreement have been omitted; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these schedules.)

                                MERGER AGREEMENT

         This MERGER AGREEMENT is made and entered into as of July 23, 2001 (the "Agreement"), by and between DESIGN WORKS HOLDING COMPANY, a Delaware corporation ("Buyer"), DESIGN WORKS, INC., a Delaware corporation ("Merger Subsidiary"), CROWN CRAFTS, INC., a Georgia corporation ("Seller"), and CROWN CRAFTS DESIGNER, INC., a Delaware corporation ("CCD").

                                   RECITALS:

         WHEREAS, Seller is engaged in the business of, among other things, designing, manufacturing, marketing, importing, selling and distributing various types of adult bedding products for the retail market through unincorporated divisions, wholly-owned subsidiaries and otherwise;

         WHEREAS, Seller desires to sell and transfer to Buyer certain assets, rights and properties, including certain real property, primarily relating to the Business (as hereinafter defined); and

         WHEREAS, Buyer desires to acquire said assets, rights, and properties from Seller, subject to certain liabilities of Seller relating to the Business;

         WHEREAS, Buyer and Seller wish to effectuate the transfer of said assets, rights and properties through the merger of Seller's wholly-owned subsidiary, CCD, with Merger Subsidiary, a wholly-owned subsidiary of Buyer, in the manner and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and intending to be legally bound thereby, Buyer and Seller hereby agree as follows:

                                  DEFINITIONS

          In addition to the words and terms elsewhere defined herein, the following terms shall have the meanings specified below when used in this
Agreement:

          "ACCOUNTS RECEIVABLE" shall mean all rights to payment described in
Section 1.01(v).

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 1.01(e) of this Agreement and shall include the Discontinued Business Accounts.

          "AFFILIATE" shall mean, with respect to any Person, any other Person that controls or is controlled by or is under common control with, such Person as determined in accordance with Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

          "AGREEMENT" shall mean this Merger Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         "ASSUMED LIABILITIES" shall mean all contracts, obligations and liabilities required to be assumed by Buyer at Closing in accordance with
Section 1.04 of this Agreement.

         "BUSINESS" shall mean the adult bedding business of Seller and its Affiliates consisting of (i) the Calvin Klein Home Product Line owned by CCD,
(ii) the Royal Sateen product line and the related agreement with Kitan Consolidated Industries, Limited ("Kitan"), (iii) the Kitan private label product line primarily sold to Costco, (iv) the private label "I Love Daisies" product line sold to J. C. Penney, (v) the private label "Denim" product line sold to Linens & Things and others, and (vi) any discontinued adult bedding product lines which were shipped from North Carolina.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia.

         "BUYER" shall mean Design Works Holding Company, a Delaware corporation.

         "CALVIN KLEIN LICENSE" shall mean any and all agreements between Seller and Calvin Klein, Inc. with respect to (i) the use by Seller of any Calvin Klein names, marks or logos, (ii) the advertising, marketing and sale of products bearing any Calvin Klein or IDC name, mark or logo, and (iii) any other related matters.

         "CCD" shall mean Crown Crafts Designer, Inc., a Delaware corporation.

         "CCD STOCK" shall mean all of the issued and outstanding capital stock and other equity securities, if any, of CCD.

         "CERTIFICATE OF MERGER" shall mean the Certificate of Merger of CCD and Merger Subsidiary to be filed with the Secretary of State of the State of Delaware substantially in the form attached hereto as Exhibit "A".

         "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall mean Monday, July 23, 2001.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRACTS" shall mean those contracts and agreements described in
Section 1.01(e)(ii) of this Agreement.

         "DISCONTINUED WOVEN PRODUCTS ACCOUNTS" shall mean all disputed accounts receivable and all rights to collect or receive the proceeds of disputed customer charge-backs, disputed customer credits, disputed customer adjustments and the like existing, potentially existing, available or potentially available with respect to or arising out of the woven products business formerly conducted by Seller, excluding only accounts receivable and disputed claims primarily related to the Goodwin Weavers business and post-closing claims relating to woven products sold to Aladdin Manufacturing Corporation.

         "EFFECTIVE TIME" shall mean the time on the Closing Date on which the Certificate of Merger is filed by CCD and Merger Subsidiary with the Secretary of State of the State of Delaware.

         "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 2.01(j)(i) of this Agreement.

         "ENVIRONMENTAL LAW" shall mean all Laws, which are administered, interpreted or enforced by the United States Environmental Protection Agency and/or state and local agencies with primary jurisdiction over pollution or protection of the environment.

         "ENVIRONMENTAL PERMITS" means any licenses, permits, registrations, governmental approvals and consents which are required under or issued pursuant to any Environmental Law, including any permits, approvals or consents required to emit any Hazardous Materials to the air, to operate, modify, install, or construct any air pollution control equipment, or to treat, store, dispose of or transport Hazardous Materials.

         "EQUIPMENT" shall mean all machinery, presses, equipment, boilers, heating and cooling systems, racking systems, fork lifts, trailers, motorized production or material handling equipment, molds, tooling, mechanical and electrical parts, repair parts, tools, office equipment, computer hardware and accessories, machine tools, instruments, controls, mechanical and electrical systems, and telephone system, including all such tangible personal property described in Schedule 1.01(e).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCESS COVERAGE" shall mean the coverage provided by that certain policy no. 437-35-13 issued by American International South Insurance Company to Seller provided coverage for the periods September 1, 2000 to September 1, 2001.

         "EXCLUDED ASSETS" shall mean the assets described in Section 1.03(a) of this Agreement to be retained by Seller and/or its Affiliates and not to be included in the Acquired Assets.

         "EXCLUDED LIABILITIES" shall mean the liabilities, obligations and commitments described in Section 1.03(c) and/or Schedule 1.03(c) of this Agreement which are to be retained and/or assumed by Seller and/or its Affiliates, such that (i) as of the Closing Date, CCD and the Surviving Corporation will have no liability, obligation or responsibility for any of the Excluded Liabilities, except liabilities arising in the ordinary course of the business of CCD for which Seller shall have assumed primary liability and undertaken indemnity obligations at Closing, and (ii) Buyer shall never assume or become liable for any Excluded Liability.

         "GAAP" means generally accepted United States accounting principles, consistently applied.

         "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 2.01(i)(iv)(B) of this Agreement.

         "INFANT BUSINESS" shall mean any business conducted by or related to Churchill Weavers, Inc., Crown Crafts Infant Products, Inc., Hamco, Inc., Burgundy Interamericana S.A. de C.V., Crown Crafts de Mexico S.A. de C.V., and any infant, juvenile or retail lines of business of Seller, including "Pillow Buddies".

          "INTELLECTUAL PROPERTY" shall mean the intangible personal property described in Section 1.01(e)(vii) and Schedule 1.01(e)(vii) of this Agreement.

          "INVENTORY" shall have the meaning set forth in Section 1.01(e)(iv) of this Agreement.

          "KNOWLEDGE" shall mean, with respect to any matter, (i) in the case of Seller, the actual knowledge of Randall Chestnut, Carl Texter, Robin Robboy, or Robert Enholm or any other officer or management employee of Seller having primary responsibility for such matter, except that the knowledge of any employee, officer or director of Buyer or any of its Affiliates who is also an employee, officer or director of Seller shall not be attributed to Seller, and
(ii) in the case of Buyer, the actual knowledge of Michael Bernstein, Rudy Schmatz, Dennis Cochran, Dennis Jackson or any other officer or management employee of Buyer having primary responsibility for such matter, as well as the actual knowledge of David Harman, a consultant to Buyer.

          "LAW" shall mean any foreign, federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         "LEASES" shall mean those Real Property leases described in Section 1.02(i) and Schedule 1.02(i) of this Agreement.

          "LIEN" shall mean, with respect to any Acquired Assets, (a) any mortgage, pledge, lien, security interest, hypothecation, charge, claim, reservation, condition, easement, right of way, covenant, lease, sublease, right of occupancy, encroachment, title defect, imposition, security interest, tenancy, option, mineral rights agreement, or any other exception to title of any land, community property interest, equitable interest, option, right of first refusal, other encumbrance, restriction or adverse claim of any land, or any restriction on use, voting right, transfer, right to receipt of income, or exercise of any other attribute of ownership, including tax liens for taxes then due and owing, and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         "MERGER" shall have the meaning set forth in Section 1.01 of this Agreement.

         "MERGER CONSIDERATION" shall mean the consideration paid by or for the benefit of Buyer in connection with the Merger.

         "MERGER SUBSIDIARY" shall mean the Buyer's wholly-owned subsidiary Design Works, Inc., a Delaware corporation.

         "NEW YORK APARTMENT PROPERTY" shall have the meaning set forth in
Section 1.01(e)(ii).

         "NON-BUSINESS ASSETS" shall mean any asset, account receivable, inventory, real property, tangible or intangible personal property, equipment, leasehold improvement, contract or agreement, intellectual property, marketing material, prepayment, record or product line other than the Acquired Assets, the Specified Assets and the Business, which primarily relate to (i) the woven products business sold to Aladdin Manufacturing Corporation, (ii) the Goodwin Weavers business, (iii) all assets or property (other than inventory) located in Plant Number 1, Timberlake, North Carolina, and (iv) all real property, inventory and other assets or property located at the Roxboro, North Carolina outlet store.

         "OWNED REAL PROPERTY" shall have the meaning set forth in Section 1.02(ii) and on Schedule 1.02(ii) of this Agreement.

         "OWNERSHIP AGREEMENT" shall have the meaning set forth in Section 1.01(e)(ii).

         "PAST DUE AMOUNTS" shall mean any and all amounts payable by Seller of every kind and nature which, according to the original terms applicable thereto (established by invoice, agreement or otherwise), became due (without the imposition of interest, penalties or a higher cost or the extension of time) before the Closing Date but were not paid before the Closing Date, it being understood, in this regard, that all Kitan invoices (other than Kitan invoices relating to any goods held on consignment) shall be deemed "due on receipt".

         "PERMITTED LIENS" shall mean those liens, encumbrances, charges, security interests and claims described on Schedule 2.01(w).

         "PERSON" shall mean a natural person, corporation, trust, partnership, limited liability company, joint venture, governmental entity, agency or branch or department thereof, or any other form of business organization (whether or not regarded as a legal entity under applicable Law).

         "PERSONAL PROPERTY" shall mean the tangible personal property described in Section 1.01(e)(i) and Schedule 1.01(e)(i).

         "PREPAYMENTS" shall have the meaning set forth in Section 1.01(e)(xi).

         "PRIMARY COVERAGE" shall mean that Executive Protection Policy no. 8114-82-63-I-ATL issued to Seller by Federal Insurance Company for the policy period September 1, 200 to September 1, 2001.

         "PURCHASE PRICE" shall mean the purchase price paid for the Specified Assets in accordance with Section 1.05 of this Agreement.

         "REAL PROPERTY" shall have the meaning set forth in Section 1.02(ii).

         "RECORDS" shall mean those books, records and documents described in
Section 1.01(e)(iii) of this Agreement.

          "REPORTABLE EVENT" has the meaning set forth in ERISA ss.4043.

         "SELLER" shall mean Crown Crafts, Inc., a Georgia corporation.

         "SELLER LICENSE AGREEMENT" shall have the meaning set forth in Section
1.10 of this Agreement.

         "SHARED SERVICES AGREEMENT" shall mean that certain agreement referred to in Section 3.09 which is to be executed at Closing by Buyer and Seller substantially in the form set forth on Exhibit "D" pursuant to which Buyer and Seller agree to share certain services and facilities.

         "SPECIFIED ASSETS" shall have the meaning set forth in Section 1.02 of this Agreement.

         "SUBLEASE" shall have the meaning set forth in Section 3.08 of this Agreement.

         "SURVIVING CORPORATION" shall mean CCD upon and after CCD's merger with the Merger Subsidiary as provided in Section 1.01 of this Agreement.

         "THREATENED" shall mean, as to a Person, that such Person has Knowledge that a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing) that a claim, proceeding, dispute, action, or other matter may be asserted, commenced, taken, or otherwise pursued in the future against such Person.

         "TRANSFERRED EMPLOYEES" shall have the meaning set forth in Section 4.01(b) and shall include those employees of Seller or CCD who remain or become employees of Buyer or the Surviving Corporation as of the Closing Date.

ARTICLE I. MERGER AND PURCHASE OF SPECIFIED ASSETS

         SECTION 1.01 THE MERGER. On and subject to the terms and conditions of this Agreement, and in consideration of the Merger Consideration to be paid to Seller at Closing, Merger Subsidiary shall merge with and into CCD (the "Merger") and CCD shall be the surviving corporation ("Surviving Corporation"). CCD and the Merger Subsidiary shall file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit "A". The Merger shall become effective on the Closing Date at the time CCD and Merger Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware ("Effective Time"). The Merger shall have the effect set forth in the Delaware General Corporation Law. At any time on or after the Closing Date, the Surviving Corporation may take any action (including executing and delivering any document) in the name and on behalf of either the Merger Subsidiary or CCD in order to carry out the transactions contemplated by this Agreement. The parties further agree as follows:

                  (a) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to read as did the Certificate of Incorporation of the Merger Subsidiary immediately before the Effective Time, and the name of the Surviving Corporation shall be changed to Design Works, Inc.

                  (b) BYLAWS. The Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to read as did the Bylaws of the Merger Subsidiary immediately before the Effective Time.

                  (c) DIRECTORS AND OFFICERS. The directors and officers of the Merger Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                  (d) CONVERSION OF SHARES. At, and as of, the Effective Time,
(i) the CCD Stock shall be converted into the right of Seller, as holder of the CCD Stock immediately prior to the Effective Time, to be paid the Merger Consideration, (ii) none of the CCD Stock shall be deemed to be outstanding and Seller shall have no rights with respect thereto other than the right to receive the Merger Consideration, and (iii) each share of the Merger Subsidiary Stock shall be converted into one share of Common Stock, $.0001 par value per share, of the Surviving Corporation.

                  (e) ACQUIRED ASSETS. Seller covenants, agrees, represents and warrants that immediately before and at the Effective Time, CCD shall hold good and legal title, free and clear of all Liens except Permitted Liens, in, to and under the Discontinued Woven Products Accounts and all of the following assets, rights and properties of Seller, its subsidiaries and Affiliates, wherever located, primarily relating to or primarily used or held for use in connection with the Business as the same may exist on the day next preceding the Closing Date (collectively the "Acquired Assets", which shall in no event include the Excluded Assets):

                           (i) TANGIBLE PERSONAL PROPERTY. Except as provided in Section 1.03(a), (A) all furniture, office fixtures, artwork, store fixtures, appliances and other items of tangible personal property, whether owned or leased, located on or in the Sublease premises (but only to the extent identified on Schedule 1.01(e)(i)), on or in the Real Property or the New York Apartment Property, or "in store", (B) all motor vehicles, and other items of tangible personal property, wherever located, which are identified on Schedule 1.01(e)(i), (C) the tangible personal property subject to the leases described on
                           Schedule 1.01(e)(ii) or which are later disclosed to Buyer and accepted by Buyer in writing within ten
                           (10) days after such disclosure, and (D) all laptop computers, computer accessories, office equipment, supplies, and other tangible personal property in the possession of, or under the care, custody or control, of Transferred Employees (collectively, the "Personal Property").

                           (ii) CONTRACTS. All contracts, agreements, vendor arrangements or agreements, confidentiality agreements, leases of Personal Property and licenses, together with the commitments, purchase orders, license agreements, work orders and other agreements listed on Schedule 1.01(e)(ii), as amended, including the Calvin Klein License, any and all License Agreements between Seller and Springs Industries, Inc., Pacific Coast Feather and Fremaux, all agreements between Seller and Kitan, and that certain Agreement as to Use of Cooperative Apartment dated as of January 30, 1992 between Seller and Michael H. Bernstein (the "Ownership Agreement") with respect to the New York Apartment (the "New York Apartment Property") (collectively, the "Contracts").

                           (iii) RECORDS. All books, records and documents, including records relating to the Real Property, the New York Apartment Property, the Acquired Assets, environmental compliance records, purchasing and sales records, personnel records of all Transferred Employees, accounting and payroll records, customer lists, supplier lists, parts lists, correspondence, manuals, engineering data, designs, drawings, blueprints, plans, specifications, lists, computer media, software and software documentation, and other written materials, and including the Certificate or Articles of Incorporation, Bylaws, corporate minutes, minute books, stock books, corporate seals and other corporate, business and legal records of CCD (collectively, the "Records").

                           (iv) INVENTORY. Except as provided in Section 1.03(a), all inventories, raw materials, work in process, finished goods, supplies (including office supplies), spare parts, packaging materials and samples whether held at a location controlled by Seller, Seller's independent contractors or suppliers or their contractors or suppliers, in storage, in customs, or in transit, including all deposits in respect thereof, bills of lading, documents of title, and documents required to clear customs, and shipping and storage documentation (collectively, the "Inventory").

                           (v) ACCOUNTS RECEIVABLE. All rights to payment, in whatever form, which arise or accrue before the Closing Date with respect to the Business whether disputed or undisputed, including all rights to payment for goods sold or services rendered, all royalties, commissions, supplier credits, licensor credits, rebates, amounts "due from factor" in CIT account nos. 1613, 1620 and 1626 (excluding any receivables relating to "Pillow Buddies", "Mohawk" or "Goodwin Weavers") and all accounts, general intangibles, notes, instruments, chattel paper and promissory notes together with any and all adjustments with respect thereto (collectively the "Accounts Receivable").

                           (vi) MARKETING MATERIALS. All forms, labels, shipping materials, brochures, artwork, photographs, advertising materials and any similar items.

                           (vii) INTELLECTUAL PROPERTY. Except as provided in
                           Section 1.03(a), all patents, inventions, copyrights, trademarks, service marks, trade names, logos, corporate names, product line names, designs, screens, film, art and artwork libraries, packaging, trade secrets, confidential business information, research, marketing, technical know-how, technical data, licenses and license rights, formulas, compositions, manufacturing or production processes, designs, drawings, patterns, computer software and related documentation and source codes, all business application software developed by Crown Crafts, Inc. prior to Closing except software specific to the Infant Business or Churchill Weavers, UPC codes, and all translations, adaptations, derivations, and combinations thereof, all license agreements, rights of use, applications, registrations, and renewals in connection therewith and all rights to royalties or other payments with respect thereto or arising therefrom, including the matters described on
                           Schedule 1.01(e)(vii) and any and all such rights arising from Contracts (collectively the "Intellectual Property").

                           (viii) CERTAIN RIGHTS. All guarantees, warranties, indemnities and similar rights with respect to, or covering, any of the Acquired Assets.

                           (ix) INTANGIBLE PERSONAL PROPERTY AND GOODWILL. Except as provided in Section 1.03(a), the Business and all intangible personal property and goodwill of the Business not otherwise described in Section 1.01(e), including all licenses, permits, vendor or customer numbers or codes and all other rights, permissions and identifications of every kind or nature, including RN numbers of CCD.

                           (x) DISPUTED CLAIMS. Except as provided in Schedule 1.01(e)(x), all rights to collect or receive the proceeds of any and all causes of action, lawsuits, judgments, disputed customer charge-backs, supplier charge-backs, claims and demands of any nature existing, potentially existing, available or potentially available with respect to the Business or the ownership, use, function or value of the Acquired Assets.

                           (xi) PREPAYMENTS. All credits, prepaid royalties, prepaid expenses, rental payments, association fees, deferred charges, advance payments, security deposits, funds advanced to customers and prepaid items relating to, or arising out of, the operation of the Business or with respect to any of the Real Property, the New York Apartment Property or other Acquired Assets, including those listed on Schedule 1.01(e)(xi) (the "Prepayments"), and such amounts shall not be subject to proration except as expressly provided in Section 1.08.

                  (f) SELLER'S ASSIGNMENT OF ACQUIRED ASSETS TO CCD. At the Closing, Seller shall sell, transfer and assign, and cause its subsidiaries and Affiliates to sell, transfer and assign to CCD before the Effective Time, all of the respective rights, title and interest of each in and to any and all of the Acquired Assets such that CCD is vested immediately before the Effective

Time and the Surviving Corporation becomes vested at the Effective Time with good and legal title in and to all of the Acquired Assets free and clear of all Liens except Permitted Liens.

         SECTION 1.02 SPECIFIED ASSETS. As of the Closing Date, the Buyer shall cause the Surviving Corporation to purchase all of the Specified Assets for the Purchase Price, which Specified Assets shall consist of the following assets and real property: (i) all real property leased or subleased by Seller and/or CCD described on Schedule 1.02(i) (collectively, the "Leased Real Property") and all real property leases (collectively, the "Leases"), licenses, permits, approvals and qualifications relating thereto; (ii) all real property owned by Seller described on Schedule 1.02(ii) (collectively, the "Owned Real Property") (the Leased Real Property and the Owned Real Property are referred to collectively as the "Real Property"); and (iii) all easements, licenses, rights and appurtenances relating to the Real Property or the New York Apartment Property.

         SECTION 1.03 EXCLUDED ASSETS AND LIABILITIES.

                  (a) EXCLUDED ASSETS. As of the Closing Date, neither the Surviving Corporation, the Buyer nor CCD will own, hold title to, acquire, have or retain any rights, title or interest in or to any of the following assets or any of the assets identified on Schedule 1.03(a) (collectively the "Excluded Assets"):

                           (i) the name and mark Crown Crafts, Inc., in whole or in part, or any name or mark derived therefrom, other than as provided in Section 1.10 hereof and any related internet domain names;

                           (ii)     the income tax net operating loss
                           carryforward of CCD (which shall be assigned by CCD to Seller at or prior to Effective Time);

                           (iii)    the Non-Business Assets;

                           (iv) except as may otherwise be provided in the Sublease, all real property and real property leases which are not included in the Specified Assets, together with all structures, fixtures, mechanical systems, easements, permits, licenses, rights and appurtenances relating thereto;

                           (v)      all shares of stock or other equity
                           securities of subsidiary corporations or other corporations or entities, which are not included in the Specified Assets;

                           (vi) the Infant Business and all assets, accounts receivable, inventories, real property, equipment, leasehold improvements, contracts and agreements, intellectual property, marketing materials, prepayments, records, product lines or other tangible or intangible personal property of any kind or nature, wherever located, primarily relating to or primarily used or held for use in connection with the Infant Business;

                           (vii) all claims or potential claims for refunds or credits with respect to any taxes attributable to any period before the Closing Date, without regard to whether such claims or credits arise with respect to the Business; or

                           (viii) all leased personal property (including motor vehicles) that is not listed on Schedule 1.01(e)(ii) or later disclosed to Buyer and accepted by Buyer in writing as provided in Section 1.01(e)(ii).

                  (b) QUITCLAIM OF ASSETS BY CCD. CCD shall quitclaim to Seller all of its right, title and interest in and to any and all of the Excluded Assets such that, as of the Closing Date, CCD will not have, hold, acquire or retain any right, title or interest in or to any of the Excluded Assets, and the Surviving Corporation and Buyer shall never have, hold, acquire or retain any right, title or interest in or to any of the Excluded Assets.

                  (c) EXCLUDED LIABILITIES. As of the Closing Date, neither CCD, the Buyer nor the Surviving Corporation shall retain, have or assume any liability, obligation or responsibility for, or with respect to, any of the following liabilities, obligations or commitments or any of the liabilities, obligations or commitments identified on Schedule 1.03(c) (collectively the "Excluded Liabilities"):

                           (i) all liabilities, obligations and commitments of Seller or CCD relating to or arising out of the operation of the Business or the ownership or use of the Acquired Assets and the Specified Assets prior to the Closing Date other than those expressly included in the Assumed Liabilities;

                           (ii) all Past Due Amounts of every kind and nature, however arising, whether related or unrelated to the Business, including those liabilities and obligations which, but for being Past Due Amounts, would be included in the Assumed Liabilities;

                           (iii) any claw-back of any payment received by Seller or CCD prior to the Closing Date whether arising with respect to the Business or otherwise and whether based on preferential payment, fraudulent transfer or any other void or voidable transaction of any kind or nature;

                           (iv) all liabilities and obligations of Seller or CCD to file reports, returns, statements or the like or to pay or make deposits with respect to any taxes arising during or from, or attributable to, any period prior to the Closing Date;

                           (v) all liabilities of Seller for severance payments arising on or before the Closing Date;

                           (vi) all accrued but unpaid salaries, wages, bonuses, incentive compensation, holiday pay, sick pay, or other compensation or payroll items (including deferred compensation) in respect of the Transferred Employees of Seller and CCD prior to the Closing Date;

                           (vii) all liabilities or obligations arising from the participation by Transferred Employees in, the accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of Seller or CCD prior to the Closing Date;

                           (viii) all liabilities or obligations relating to or arising in connection with any and all claims for workers' compensation benefits as set forth in
                           Section 4.03;

                           (ix) all liabilities and obligations of Seller and/or its Affiliates which do not relate to or arise out of the operation of the Business or the ownership or use of the Acquired Assets or the Specified Assets, including customer charge-backs, customer credits and customer adjustments arising with respect to the Infant Business;

                           (x) all liabilities and obligations of Seller and/or its Affiliates with respect to the Discontinued Woven Products Accounts for customer rebates or customer charge-backs, customer credits or customer adjustments first asserted on or after the Closing Date; and

                           (xi) all product liability claims arising from or with respect to goods shipped by Seller or any of its Affiliates (other than CCD) prior to the Closing Date except that, in the event either Buyer or the Surviving Corporation is able to obtain product liability insurance coverage, without additional premium cost, for claims against CCD arising out of the shipment of goods or products prior to Closing, then such liabilities shall not be Excluded Liabilities for purposes of this Agreement.

                  (d) SELLER'S ASSUMPTION OF LIABILITIES. Seller shall assume and agree to pay, perform or otherwise discharge any and all liabilities, obligations commitments of CCD with respect to all of the Excluded Liabilities such that (i) as of the Closing Date, CCD and the Surviving Corporation will have no liability, obligation or responsibility for any of the Excluded Liabilities, except liabilities (which arose in the ordinary course of the business of CCD), for which Seller shall have assumed liability and undertaken indemnity obligations at Closing, and (ii) Buyer never assumes or becomes liable for any Excluded Liability.

         SECTION 1.04 ASSUMED LIABILITIES.

                  (a) On the terms and subject to the conditions set forth herein, and in consideration of the Merger Consideration, immediately before and at the Effective Date, CCD shall, except for the Excluded Liabilities, assume and be or become liable for the payment and/or performance of, and Buyer shall cause the Surviving Corporation to pay and discharge directly when due, the following Contracts, obligations and liabilities (collectively, the "CCD Liabilities"): (i) all of the obligations of Seller and CCD outstanding as of the Closing Date to fill customer orders with respect to the Business; (ii) all commitments of Seller and CCD outstanding as of the Closing Date for the purchase of raw materials, supplies and services with respect to the Business (A) as set forth on Schedule 1.04(a)(ii) but only to the extent that such commitments do not include any Past Due Amounts and (B) any such commitments outstanding as of the Closing Date that are not set forth on such schedule and of which Buyer has Knowledge as of the Effective Time (each an "Unlisted Commitment") to the extent that such Unlisted Commitment does not exceed $10,000 and does not include any Past Due Amounts and provided that the aggregate of all such Unlisted Commitments shall not exceed $200,000; (iii) all of the obligations and liabilities of Seller and CCD arising out of shipments made pursuant to customer routing guides, the terms and conditions of all customer purchase orders and the agreements, contracts and commitments set forth on Schedule 1.01(e)(ii); (iv) all obligations arising on or after the Closing Date under Contracts, including the Calvin Klein License, but only to the extent that such obligations do not include any Past Due Amounts, liabilities under any Personal Property leases not listed on Schedule 1.01(e)(ii) or liabilities arising from Contracts of which Buyer does not have Knowledge as of the Effective Time; (v) all obligations arising on or after the Closing Date under Leases; (vi) all commissions payable to non-employee salespersons of Seller and CCD in respect of orders booked by Seller for the Business but not shipped prior to the Closing Date; (vii) all obligations of Seller under the deferred compensation agreements with Philip Bernstein identified on Schedule 1.04(a)(vii); (viii) all trade accounts payable of Seller and CCD arising from the conduct of the Business in the ordinary course but only to the extent such payables do not include any Past Due Amounts other than any Past Due Amounts that came due at anytime after July 20, 2001; (ix) all other liabilities of Seller and CCD arising from the conduct of the Business in the ordinary course and identified on Schedule 1.04(a)(ix) but only to the extent such liabilities do not include any Past Due Amounts; (x) all liabilities and obligations pertaining to the operation and ownership of the Business arising on or after the Closing Date; and (xi) all customer charge-backs, customer credits and customer adjustments arising with respect to the Business. Notwithstanding the foregoing, any other provision hereof, or any Schedule or Exhibit hereto, or any disclosure to Buyer, the Assumed Liabilities shall not, in any circumstance, include any Excluded Liability.

                  (b) At the Closing, (i) the Surviving Corporation shall assume and agree to pay and perform on a timely basis all of the Assumed Liabilities, if any, for which it is not then liable by executing and delivering to Seller an assumption agreement in a form reasonably satisfactory to Seller and (ii) Seller shall assume and agree to pay and perform on a timely basis all of the Excluded Liabilities, if any, for which it is not then liable.

         SECTION 1.05 PAYMENT OF MERGER CONSIDERATION AND PURCHASE PRICE. At the Closing, Buyer shall cause the Surviving Corporation to pay Seller, by wire transfer in immediately available funds to an account designated by Seller in writing, the sum of Eight Million Five Hundred Thousand Dollars ($8,500,000), which shall be comprised of the Merger Consideration ($6,348,912.66) and the Purchase Price ($2,151,087.34). The Merger Consideration and the Purchase Price shall be subject to adjustment as provided in Section 1.08(b) below.

         SECTION 1.06 ALLOCATION OF PURCHASE PRICE; TAX BASIS. The parties agree (i) that the Purchase Price shall be allocated as set forth in Schedule
1.06 and (ii) that any Acquired Assets transferred to CCD by Seller or any of its Affiliates in connection with the consummation of the transactions contemplated hereby shall be transferred at book value. The Purchase Price allocation shall be determined by Buyer and agreed to by Seller. Buyer and Seller agree that neither will take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any manner inconsistent with the terms of this Section 1.06 without the written consent of the other party.

         SECTION 1.07 TRANSFER TAXES. Buyer and Seller shall each pay an equal share of all sales, real estate, transfer, documentary, stamp and use taxes, if any, arising out of the transfer or conveyance of the Acquired Assets.

         SECTION 1.08 PRORATION.

                  (a) The liabilities and obligations of Seller for property taxes relating to the Real Property or the New York Apartment Property shall be prorated as of the Closing Date with liabilities accrued before the Closing Date charged to Seller and prepayments attributable to periods on or after the Closing Date credited to Seller:

                  (b) The liabilities and obligations of Seller and/or CCD for personal property taxes shall be prorated as of the Closing Date based on the return value of the Acquired Assets, determined in the same manner as the property tax evaluation, as of the Closing Date and amounts so apportioned shall be paid by the Surviving Corporation.

         SECTION 1.09 CONSENT OF THIRD PARTIES.

                  (a) Seller and Buyer shall use their reasonable efforts to obtain all necessary consents for the assignment to the Surviving Corporation of all Contracts listed on Schedule 1.01(e)(ii), including consents to the assignment of or otherwise necessary with respect to the Calvin Klein License, the agreements between Seller and Kitan, the Leases, the "CDS" contract and any material Personal Property leases, license agreements or other Contracts included in the Acquired Assets.

                  (b) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any license, instrument, Contract, Lease, permit, governmental approval or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the right of Buyer or Seller thereunder; and any transfer or assignment to Buyer by Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Buyer and Seller shall continue to use all reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Seller will cooperate with Buyer in any lawful and economically feasible arrangement to ensure that Buyer shall receive the interest of Seller in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by Seller as agent, if economically feasible; provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent or approval had been obtained; and provided further that nothing herein shall require Seller to pay or forfeit any fees or make any other type of payment to any of the licensors described in Section 1.08(a) other than payments due under existing agreements in order to obtain their consent to the transfer or assignment of the licenses listed thereon, it being understood that any such fees and payments which are paid with Buyer's consent shall be the sole responsibility of Buyer. Nothing in this Section 1.09 shall be deemed a waiver by Buyer of the requirement of this Agreement that CCD shall have received on or before the Effective Date an effective assignment of all of the Acquired Assets nor shall this Section 1.09 be deemed to constitute an agreement to exclude from the Acquired Assets any assets described under Section 1.01(e) of this Agreement.

         SECTION 1.10 SELLER LICENSE AGREEMENT. At the Closing, Buyer, CCD and Seller shall execute and deliver a license agreement substantially in the form of Exhibit "B" hereto which will grant Surviving Corporation (i) a royalty free right to use Seller's adult bedding brand and logo for three (3) years from the Closing with respect to Costco Wholesale Corporation and otherwise for two (2) years from the Closing, provided that Buyer and Surviving Corporation shall use their best efforts to change said brand and logo as soon as reasonably practicable after the Closing Date; and (ii) a royalty free right to use Seller's RN numbers related to the Business until the earlier of two (2) years from the Effective Date or when all labels and inserts included in the Acquired Assets are depleted, whichever first occurs (the "Seller License Agreement"). Notwithstanding the foregoing, in the event of (i) a sale of majority ownership or control of Seller to any Person (other than Seller's lender banks) who, prior to such sale, was not an Affiliate of Seller, (ii) a merger, consolidation or reorganization of Seller as a result of which the shareholders of Seller immediately before any such merger, consolidation or reorganization own less than a majority of the combined voting power of the entity resulting from any such merger, consolidation or reorganization, or (iii) a sale, exchange or other disposition of a majority of Seller's assets to any Person who, prior to such sale, exchange or other disposition, was not an Affiliate of Seller; then, in each such case, Surviving Corporation shall cease using Seller's adult bedding brand and logo on any goods shipped more than one hundred eighty (180) days after the consummation of any of the foregoing transactions.

         SECTION 1.11 PHYSICAL INVENTORY. Immediately prior to the Closing Date, Seller, at its own expense, shall conduct (or cause to be conducted) a physical count of the Inventory, which shall be observed by representatives of Buyer's accounting firm, Buyer, Buyer's financing source and Seller and/or Seller's designee. Buyer shall, at its own expense, reconcile, document and book the physical inventory.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to enter into this Agreement and all other documents to be executed in connection with this Agreement (the "Related Agreements"), Seller represents and warrants to Buyer as follows, and acknowledges and confirms that Buyer is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Buyer or on its behalf:

                  (a) ORGANIZATION AND STANDING. Each of Seller and CCD validly exists under the laws of its jurisdiction of organization. At Closing, Seller shall deliver to Buyer complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of Seller, and CCD in effect on the date hereof.

                  (b) AUTHORIZATION AND BINDING EFFECT; NO VIOLATION. Seller has all requisite power and authority to execute, deliver and perform this Agreement and the Related Agreements. This Agreement has been duly and validly authorized, executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency and other similar Laws (as hereinafter defined) or equitable principles relating to or affecting the enforcement of rights of creditors generally. All other actions and proceedings required by the Articles of Incorporation and Bylaws or otherwise of Seller and CCD in order to authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

                  (c) VIOLATIONS AND CONSENTS. Except as set forth on Schedule 2.01(c), the execution, delivery and performance by Seller (and/or CCD) of this Agreement does not and will not (i) contravene or breach or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Seller, (ii) constitute a violation of any statute, ordinance, judgment, order, decree, regulation or rule of any court, governmental authority or arbitrator or, any license, permit or franchise applicable or relating to Seller, CCD, the Business or the Acquired Assets, or (iii) result in the creation of any Lien other than a Permitted Lien upon any of the Acquired Assets pursuant to the provisions of any of the foregoing, or (iii) require any governmental approval or other consent to be obtained by Seller or CCD.

                  (d) FINANCIAL STATEMENTS. Seller has heretofore furnished to Buyer a balance sheet (the "Balance Sheet") as of April 1, 2001 and a statement of gross profit for the CCD portion of the Business for the year ending April 1, 2001 (the "Financial Statements"). To the best Knowledge of Seller, (i) the Financial Statements, subject to the notes thereto, have been prepared from the books and records of Seller and CCD and present fairly in all material respects the information contained therein for the periods covered thereby, (ii) the Balance Sheet has been prepared in accordance with GAAP, and (iii) except as disclosed in the notes thereto, the Financial Statements do not contain any items of extraordinary income or other income not earned in the ordinary course of business.

                  (e) INSURANCE. Schedule 2.01(e) contains a complete and correct list and summary description of all insurance policies maintained by Seller and CCD for the benefit of or in connection with the Acquired Assets or the Business. Such policies are in full force and effect, all premiums due thereon have been paid, and Seller has complied in all material respects with the terms and provisions thereof. Except for workers' compensation and medical insurance claims arising in the ordinary course of business, there are no claims pending or, to the best Knowledge of Seller, Threatened, under any of said policies in respect of the Business, no disputes with underwriters are pending or, to the best Knowledge of Seller, Threatened and all premiums due and payable in respect of such policies have been paid. Seller has not been refused any insurance with respect to the Business by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years.

                  (f)      LITIGATION AND COMPLIANCE.

                           (i) There is no action, suit, claim or proceeding pending or, to the best Knowledge of Seller, Threatened with respect to CCD, the Business or the Acquired Assets or with respect to the transactions contemplated by this Agreement.

                           (ii) There are no pending or, to the best Knowledge of Seller, Threatened actions for condemnation or other taking by any governmental or quasi-governmental authority with respect to any portion of the Real Property.

                           (iii) Seller and CCD are in material compliance with, are not in default or violation under, and, to the best Knowledge of Seller, no valid basis exists for any claim of noncompliance, default or violation with respect to, any Law applicable to the Business or CCD. Seller and CCD are not subject to any judgment, order or decree entered in any lawsuit or proceeding that has or may have a material adverse effect upon the Business. All governmental licenses, consents, authorizations and permits required in connection with the Business and the operations of CCD have been obtained and are in full force and effect, other than those that, if not obtained or in full force and effect, could not reasonably be expected to have a material adverse effect on the Business or CCD.

                  (g) TAXES AND OTHER PAYMENTS. With respect to all periods prior to the Closing Date, Seller has paid, or will timely pay, all federal, state, local and foreign taxes, including sales, use, real property and personal property taxes, penalties and other payments required, as the case may be, to be paid or currently due in respect of the Business, the Acquired Assets and CCD for all periods prior to the Closing Date; the payment of any such tax is not in default; and Seller has duly filed, or will timely file, all tax reports, returns, statements and the like required to be filed by Seller in respect of the Business and CCD for all periods prior to the Closing Date. Seller has not received any notice with respect to, and has no Knowledge of, any pending or impending special assessments with respect to the Real Property or any tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against or, to the best Knowledge of Seller, Threatened, against Seller or CCD in respect of the Acquired Assets. Seller has made and transmitted, or will make and transmit in a timely manner, to the appropriate taxing authorities all required employee withholding payments with respect to the Business and CCD. True and correct copies of all real and personal property tax bills for the year 2000 in the possession of Seller relating to the Acquired Assets are attached hereto as
Schedule 2.01(g).

                  (h)      REAL PROPERTY.

                           (i) Except for Liens to be satisfied and released on or before the Closing Date and described on Schedule 2.01(h)(i) and Permitted Liens,

                           Seller has, and on the Closing Date will have, good, valid and marketable fee simple title to the Owned Real Property, free and clear of all Liens. There are no outstanding options or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein granted by Seller, and, to the best Knowledge of Seller, no other Person whatsoever has any deed, contract, lease or other evidence of any right or interest in or to the Owned Real Property other than Permitted Liens.

                           (ii) Seller has delivered to Buyer correct and complete copies of all Leases. To the best Knowledge of Seller, each Lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies. To the best Knowledge of Seller, Seller is not in default, violation or breach in any respect under any Lease, and, to the best Knowledge of Seller, no event has occurred and is continuing that constitutes or, with notice or passage of time or both, would constitute a material default, violation or breach under any Lease. To the best Knowledge of Seller, each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. Except for Liens to be satisfied and released on or before the Closing Date and described on Schedule 2.01(h)(ii) and Permitted Liens, to the best Knowledge of Seller, Seller has good and valid title to the leasehold estate or other interest granted under each Lease free and clear of all Liens arising by, through or under Seller. To the best Knowledge of Seller, Seller enjoys peaceful and undisturbed possession under the Leases for the Leased Real Property. The remaining term on each Lease is set forth on Schedule 2.01(h)(ii).

                           (iii) To the best Knowledge of Seller, (i) the Ownership Agreement is legal, valid, binding, enforceable and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies, (ii) Seller is not in default, violation or breach in any respect under the Ownership Agreement, and (iii) except for Liens to be satisfied and released on or before the Closing Date and described on Schedule 2.01(h)(iii) and Permitted Liens, Seller's rights and interests under the Ownership Agreement in and to the New York Apartment Property are free and clear of Liens arising by, through or under Seller.

                           (iv) To the best Knowledge of Seller, there are no eminent domain or other similar proceedings pending or Threatened affecting any portion of the Real Property. To the best Knowledge of Seller, there is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding pending or Threatened relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

                           (v) To the best Knowledge of Seller, the use and operation of the Real Property in the conduct of the Business does not violate any instrument of record or agreement affecting the Real Property. To the best Knowledge of Seller, there is no violation of any covenant, condition, restriction, easement or order of any governmental authority having jurisdiction over such property or any other Person entitled to enforce the same affecting the Real Property or the use or occupancy thereof.

                           (vi) To the best Knowledge of Seller, the Real Property complies with all applicable building, zoning, subdivision and other land use and similar applicable Laws affecting the Real Property (collectively, the "Real Property Laws"), and Seller has not received any notice of violation or claimed violation of any Real Property Law. To the best Knowledge of Seller, there is no pending or anticipated change in any Real Property Law that will have or result in a material adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof. To the best Knowledge of Seller, no current use by Seller of the Real Property is dependent on a nonconforming use or other governmental approval the absence of which would materially limit the current use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

                           (vii) Each parcel included in the Owned Real
                           Property is assessed for real property tax purposes as a wholly independent tax lot, separate from adjoining land or improvements not constituting a part of that parcel. Except as set forth on Schedule
                           2.01 (h)(vii), Seller has not received actual notice of any contemplated or actual reassessments of the Owned Real Property or any part thereof for general real estate tax purposes. No assessments for public improvements impact fees or similar exactions have been made against the Owned Real Property that remain unpaid.

                  (i)      ENVIRONMENTAL MATTERS.

                           (i) Schedule 2.01(i)(i) contains a true, complete and accurate listing of, and Seller has delivered, or caused to be delivered, to Buyer true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, and other environmental reports and studies conducted by, at the expense of, or on behalf of Seller or CCD or that are otherwise in the possession of Seller or CCD, including a Phase I environmental assessment and compliance audit with respect to the Roxboro, North Carolina Leased Real Property.

                           (ii)     Other than as set forth on Schedule
                           2.01(i)(ii):

                                    (A) (1) there has not been, during the
                                    period which Seller and/or CCD has owned, leased, operated, managed or occupied the Real Property (" Ownership Period"), any Pollution at the Real

                                    Property or any facilities used for or in connection with the Business, (2) to the best Knowledge of Seller, there was no Pollution (as hereinafter defined) at the Real Property prior to the date of commencement of the Ownership Period, and
                                    (3) during the Ownership Period, there have been no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any claim against Seller under any Environmental Law (as hereinafter defined);

                                    (B) during the Ownership Period, the use, storage, disposal and transportation of all Hazardous Materials (as hereinafter defined) by Seller and/or CCD to, at and from the Real Property has been in compliance with all applicable Laws, Seller has not directly or indirectly disposed of any Hazardous Material at a CERCLA (Superfund) (as hereinafter defined) or HSRA (as hereinafter defined) site, and Seller has not received any notice alleging that any Pollution exists upon any portion of the Real Property;

                                    (C) Seller and/or CCD, as the case may be, has obtained all permits, licenses, approvals, consents, orders, and authorizations which are required under Environmental Laws ("Environmental
                                    Permits") in connection with the Business or the ownership, use or lease of the Acquired Assets, and which, if not so obtained, would cause a material adverse effect on the ownership, operation or disposal of the Business or the Acquired Assets, taken as a whole, and paragraph (C) of Schedule 2.01(i)(ii) contains a complete list and description of all such Environmental Permits,

                                    (D) except as described in paragraph (C) of
                                    Schedule 2.01(i)(ii), Seller and/or CCD, as the case may be, are in material compliance with each such Environmental Permit (including any information provided on the applications therefor), and no Environmental Permit restricts Seller from operating the Business or any equipment or other Personal Property covered by such Environmental Permit as currently being conducted; and

                                    (E) neither Seller nor CCD has entered into or received, nor is Seller or CCD in default under, any consent decree, compliance order, or administrative order issued by any agency, or any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other governmental authority relating to Environmental Laws;

                           (iii) With respect to CCD, the Business and the Acquired Assets:

                                    (A)      there are no actions, suits,
                                    claims, arbitration proceedings, or
                                    complaints pending or, to the best
                                    Knowledge of Seller,

                                    Threatened by any governmental authority, municipality, community, citizen or other entity against Seller or CCD relating to environmental protection, compliance with Environmental Laws or the condition of any of the Real Property, nor is Seller aware of any unasserted action, suit, claim, proceeding or complaint the assertion of which is probable. Neither Seller nor CCD has been notified of any potential liability of Seller or CCD under, or received any requests for information or other correspondence concerning any site or facility under, nor has Seller or CCD received any notice that it is considered potentially liable under, CERCLA or HSRA, or any similar law;

                                    (B) all above-ground and underground
                                    storage tanks, oil/water separators, sumps, and septic systems located on the Real Property have been identified in Schedule 2.01(i)(iii)(B), together with a description of the materials stored therein and a statement as to whether such tanks are currently used by Seller;

                                    (C)      all transformers located on the
                                    Real Property containing polychlorinated biphenyls (PCBs) have been identified in
                                    Schedule 2.01(i)(iii)(C);

                                    (D)      no lien has arisen or is, to the
                                    best Knowledge of Seller, Threatened on or against any of the Acquired Assets under or by reason of any Environmental Laws; and

                                    (E) Seller and CCD are in material
                                    compliance with all Environmental Laws.

                           (iv)     For purposes of this Agreement:

                                    (A) "Environmental Law" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and/or state and local agencies with primary jurisdiction over pollution or protection of the environment.

                                    (B) "Hazardous Material" or "Hazardous
                                    Materials" shall mean any and all
                                    substances, wastes, materials, chemicals, pollutants, contaminants, equipment or fixtures defined or classified as "toxic," "hazardous," "hazardous waste" or other words of similar import by or otherwise regulated under any Environmental Law, including asbestos, petroleum and petroleum-based products or byproducts and any constituents thereof, polychlorinated biphenyls (PCBs), and all substances, wastes and materials defined or classified as a "solid waste" or "hazardous waste" as those terms are defined in the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended (42 U.S.C.

                                    6901 et seq.) ("RCRA"); any "pollutant" or "toxic pollutant" as those terms are defined under the Clean Water Act, as amended (33 U.S.C. 1251 et seq.); any "air pollutant" or "hazardous air pollutant" as those terms are defined under the Clean Air Act, as amended (42 U.S.C. 7401 et seq.); "hazardous substance" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.) and amendments thereto ("CERCLA"); any "regulated substance" as that term is defined in the Georgia Hazardous Site Response Act, O.C.G.A ss.ss.12-8-90 et seq. ("HSRA"), and any other substance, waste or material regulated under applicable state Laws relating to the prevention and control of water, land, groundwater or air pollution and contamination.

                                    (C) "Pollution" shall mean the presence, discharge, disposal, dumping, spillage, burial, migration, leakage, placement, release or emission of any Hazardous Materials in, at, from, upon, over, under or across any parcel of land.

                  (j)      EMPLOYEE BENEFIT PLANS AND RELATED MATTERS.

                           (i) Schedule 2.01(j) sets forth a true and complete list of each "Employee Benefit Plan", as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the operation of the Business or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively the "Employees" for purposes of this Section 2.01(j)) or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Seller, CCD or any other trade or business, whether or not incorporated, which, together with Seller, is or would have been at any date of determination occurring within the preceding six (6) years treated as a single employer under section 414 of the Code (such other trades and businesses collectively the "Related Persons"), or to which Seller or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Seller or the Business may have any liability or obligation (collectively, the "Plans"). Seller has made correct and complete copies of all such Plans available to Buyer for review.

                           (ii)     (A)      No Plan is subject to section 412
                                     of the Code or Section 302 or Title IV of ERISA.

                                    (B)      No liability has been or is
                                    expected to be incurred by Seller, CCD or any Related Person or the Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to Employee Benefit Plans that could, following the Closing Date, become or remain a liability of the Business or become a liability of Buyer or of any Employee Benefit Plan established or contributed to by Buyer and no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such liability to the Business or, following the Closing Date, the Surviving Corporation or the Buyer.

                                    (C)      No Lien exists or can reasonably be
                                    expected to exist, and no tax has been
                                    imposed or can reasonably be expected to be imposed, with respect to any Plan.

                                    (D)      No Plan is a "multi-employer plan"
                                    within the meaning of section 4001(a)(3) of ERISA or is a " multiple employer plan" within the meaning of section 4063 or 4064 of ERISA.

                                    (E)      No Transferred Employee is or may
                                    become entitled to post-employment benefits of any kind by reason of employment in the Business, including death or medical benefits (whether or not insured), other than (a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule 2.01(j) or mandated by section 4980B of the Code,
                                    (b) retirement benefits payable under any Plan qualified under section 401(a) of the Code, (c) deferred compensation incurred after the Closing Date in the ordinary course of business consistent with the prior practice of Seller pursuant to the terms of a Plan or (d) retention benefits payable by Seller previously approved by its Board of Directors.

                  (k)      CONSENTS AND APPROVALS. Except as specified in
Schedule 2.01(k), the execution, delivery and performance of this Agreement and the Related Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby, will not require any notice to, action of, filing with, or consent, authorization, order or approval from, any court, administrative agency or other governmental authority or agency, or any other Person.

                  (l)      LEASED PERSONAL PROPERTY. Except as set forth on
Schedule 2.01(l), neither Seller nor CCD is in default as to its obligations with respect to any leases or bailment agreements relating to any Personal Property.

                  (m) CONTRACTS. Except as set forth on Schedule 2.01(m), all material Contracts, commitments, licensing agreements, purchase orders, work orders, and other arrangements, including all amendments thereto, which relate primarily to the Business or the Acquired Assets and to which Seller or CCD is a party or is subject or by which Seller, CCD or the Acquired Assets are bound, all of which are valid and binding obligations of the respective parties thereto, enforceable in accordance with their respective terms, are in full force and effect, and are validly assignable as contemplated herein without the consent of any other Person.

                  (n) LICENSES AND PERMITS. To the best of their Knowledge, Seller and CCD lawfully obtained and currently possess the licenses and permits necessary to own and operate the Business, including state bedding licenses and permits, and all such licenses and permits are current as of the Closing Date. Seller and CCD have fulfilled and performed all of their material obligations thereunder, other than those that, if not obtained or currently possessed, could not reasonably be expected to have a material adverse effect on the Business, and Seller has delivered to Buyer true and complete copies of all such licenses and permits, which are listed on Schedule 2.01(n) (the "Scheduled Licenses and Permits"). Each of the Scheduled Licenses and Permits is valid and in full force and effect and may be assigned and transferred in accordance herewith except as otherwise described on Schedule 2.01(n).

                  (o)      LABOR RELATIONS; OSHA; EMPLOYEES.

                           (i) Neither Seller nor CCD is a party to, or bound by, any collective bargaining agreements, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed in the operation of the Business.

                           (ii) Except as provided in Section 1.04 with respect to Assumed Liabilities, within fourteen (14) days of the Closing Date, Seller will have paid in full to all employees employed in the operation of the Business all due and owing wages, salaries, commissions, bonuses, fringe benefit payments and all other direct and indirect compensation of any kind for all services performed by them through the Closing Date.

                           (iii) Seller and CCD are in compliance in all material respects with (a) all Laws dealing with employment and employment practices of any kind relating to CCD or the Business, (b) all of the terms and conditions of employment of any kind relating to CCD or the Business, and (c) all wage and hour requirements and regulations applicable to any employee employed by CCD or any employee employed by Seller in the operation of the Business.

                           (iv) There is no unfair labor practice, safety, health, discrimination or wage claim, charge, complaint, suit, arbitration or proceeding pending or, to the best Knowledge of Seller, Threatened against or involving Seller or CCD before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor, or any other federal, state or local agency.

                           (v) There is no grievance pending or, to the best Knowledge of Seller, Threatened which might have an adverse effect on CCD or the conduct of the Business.

                           (vi) Except as set forth in Schedule 2.01(o)(vi), Seller is in material compliance with the Occupational Safety and Health Act of 1970, the rules and regulations promulgated thereunder and all applicable state laws, rules and regulations regarding workplace and employee health and safety at all locations of the Business, including the Owned Real Property and the Leased Real Property; and Seller has not received any notice that past or present conditions of the any of the Acquired Assets violate any applicable legal requirements or otherwise can be made the basis of any claim, citation, proceeding or investigation based on or related to violations of employee health and safety requirements.

                           (vii) To the best Knowledge of Seller, Schedule 2.01(o)(vii) sets forth the maximum number of employees (the "Threshold Number") of each facility included in the Acquired Assets that may be terminated in connection with the transactions contemplated hereby without requiring compliance with the Workers Adjustment and Retraining Notification Act of 1988, as amended, including the notification requirements thereof.

                  (p) PRODUCT WARRANTIES. To the best Knowledge of Seller, except for warranties under applicable law or as otherwise set forth on Schedule 2.01(p), (i) neither Seller nor CCD has made any warranties, express or implied, written or oral, with respect to any products designed, manufactured, marketed, imported, sold or distributed in connection with the Business, and (ii) there is no claim pending or, to the best Knowledge of Seller, Threatened against Seller or CCD under any warranty and, to the best Knowledge of Seller, there is no basis for any such claim.

                  (q) BROKERS. Except for Wachovia Securities, Inc., whose fees will be paid by Seller, Seller has not employed any investment banker, broker, investment advisor or finder in connection with the transactions contemplated hereby.

                  (r) BULK SALES. The transactions contemplated by this Agreement will not violate any state bulk sales law or any other Law.

                  (s)      RELATED PARTY TRANSACTIONS. Except as set forth on
Schedule 2.01(s), there are no Contracts or Assumed Liabilities under which the Surviving Corporation or Buyer will assume, acquire or retain any liability, obligation or commitment of or to Seller or any of its Affiliates (including any director or officer of Seller or any of their respective relatives).

                  (t) CCD STOCK. The authorized capital stock of CCD consists of 10,000 shares of common stock, $.001 par value per share. There are no other classes of securities issued or authorized to be issued by CCD. As of the date hereof, there are 100 shares of common stock outstanding, all of which shares are owned by Seller. Except as set forth on Schedule 2.01(t), there is not outstanding, nor is Seller or CCD bound by, any subscriptions, warrants, options, preemptive rights, calls, commitments, synthetic stock, or agreements or rights of any character requiring CCD to issue, or entitling any person or entity to acquire, any additional CCD Stock or any other equity security of CCD, including any right of conversion or exchange under any outstanding security or other instrument, and CCD is not obligated to issue nor are Seller or CCD obligated transfer any shares of CCD Stock for any purpose. There are no outstanding obligations of CCD to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock of the Issuer.

                  (u)      [RESERVED]

                  (v)      ACCOUNTS RECEIVABLE. To the best Knowledge of Seller,
Schedule 2.01(v) is a true and complete list of Accounts Receivable as of Seller's fiscal month-end next preceding the Closing Date.

                  (w) TITLE; PERMITTED LIENS. All of the Acquired Assets are owned by Seller and/or CCD and are free and clear of all Liens of any kind whatsoever other than any matters described in Schedule 2.01(w) (the "Permitted Liens"). At Closing, Seller shall convey to Buyer good title to all of the Acquired Assets owned by Seller free and clear of all Liens of any kind whatsoever except Permitted Liens, and Seller shall convey good title to the CCD Stock to Buyer free and clear of all Liens of any kind whatsoever.

                  (x) AMOUNTS PAYABLE. Prior to the Closing Date, all obligations, accounts payable, required prepayments (including required Prepayments under the Calvin Klein License) and other liabilities of the Seller relating to the Business or CCD, including all obligations, accounts payable and other liabilities which, upon Closing Date, will become Assumed Liabilities, shall be paid on a current, timely basis, according to terms and there shall be no Past Due Amounts with respect thereto on the Closing Date.

                  (y) SOLVENCY. Seller shall have closed a restructuring of its debt with its primary lenders prior to Closing such that, as of the Closing Date and immediately thereafter, and after giving effect to its debt restructuring, to the best Knowledge of Seller, Seller, separately, and Seller and its Affiliates, on a combined basis, shall not be insolvent and shall not be left with an unreasonably small capital following the transactions contemplated by this Agreement; and, as of the Closing Date, Seller and its Affiliates shall not have an intent to incur or a belief that it or they will incur debts that would be beyond their means to pay as such debts mature, as determined for purposes of 11 USC ss. 101(32), 11 USC ss. 548, O.C.G.A. ss.ss. 18-2-21 and 18-2-22 or other laws of similar import and applicability.

         SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer, for itself and its successors and assigns, represents and warrants to Seller as follows, and acknowledges and confirms that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Seller:

                  (a) DUE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) AUTHORIZATION AND BINDING EFFECT. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by the Board of Directors of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and other similar Laws or equitable principles relating to or affecting the enforcement of rights of creditors generally. All other corporate proceedings required by the Certificate of Incorporation or Bylaws of Buyer or otherwise for the execution and delivery of this Agreement and the agreements contemplated hereby, and for the consummation of the transactions contemplated hereby and thereby, have been duly taken.

                  (c) NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute a violation of, is or will be in conflict with, or constitutes or will constitute (i) a default under, any term or provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) a violation of any statute, ordinance, judgment, order, decree, regulation or rule of any court, governmental authority or arbitrator or any license, permit or franchise applicable or relating to Buyer. No governmental approval or other consent is required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

                  (d) BROKERS. Buyer has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

ARTICLE III. ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 3.01 ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the parties to this Agreement shall take all such necessary action.

         SECTION 3.02 PUBLIC ANNOUNCEMENTS. Buyer and Seller will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that each party will give prior notice to the other party of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         SECTION 3.03 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Buyer hereby acknowledges and agrees that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Seller explicitly set forth in this Agreement or in the Schedules hereto or in any certificate contemplated hereby and delivered by Seller in connection herewith. Subject to the foregoing, the Acquired Assets being acquired by Buyer at the Closing as a result of this Agreement and the transactions contemplated hereby shall be acquired by Buyer on an "as is, where is" basis and in their then present condition, and Buyer shall rely solely upon its own examination thereof. In any event, except as explicitly set forth herein, neither Seller nor any of its officers, directors, employees, Affiliates or representatives has made or is making any representation, express or implied, as to the value of the Business or the Acquired Assets, or any warranty of merchantability, suitability or fitness for a particular purpose or quality, with respect to any of the Acquired Assets, or as to the condition or workmanship thereof, or as to the absence of any defects therein, whether latent or patent.

         SECTION 3.04      CONFIDENTIALITY.

                  (a) All information furnished by one party (the "disclosing party") to the other party (the "receiving party") in connection with this Agreement and the transactions contemplated hereby shall be kept confidential by the receiving party (and shall be used by it only in connection with this Agreement and the transactions contemplated hereby), except to the extent that such information (i) is or becomes generally available to the public other than as a direct or indirect result of disclosure by the receiving party (or any of its directors, officers, employees, agents, advisors or Affiliates (the "Agents")), (ii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Agents (provided that such source is not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other Person with respect to such information), or (iii) is required to be disclosed in any document filed with the Securities and Exchange Commission, the Internal Revenue Service or any other governmental authority.

                  (b) If the receiving party or any of its Agents is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the confidential information, the receiving party shall use all reasonable efforts to provide the disclosing party with prompt written notice of any such request or requirement so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the disclosing party, the receiving party or any of its Agents are nonetheless, based on the advice of counsel, required to disclose confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party or its Agents may, without liability hereunder, disclose to such tribunal only the portion of the confidential information which such counsel advises the receiving party is legally required to be disclosed. The receiving party shall exercise its best efforts to preserve the confidentiality of the confidential information, including by cooperating with the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential information by such tribunal.

                  (c) If the transactions contemplated by this Agreement shall fail to be consummated, the receiving party shall promptly cause all copies of documents or extracts thereof containing information and data as to the disclosing party to be returned to the disclosing party. If the transactions contemplated by this agreement are consummated, all information with respect to the Business shall be owned by and become the property of Buyer and the Surviving Corporation, and Buyer and Surviving Corporation shall be deemed for all purposes hereunder to be the disclosing party and Seller shall be deemed to be the receiving party with respect to such information. Without limiting the foregoing, Seller and its Affiliates shall following the Closing (i) promptly turn over to the Surviving Corporation all information concerning the Business and not retain any such information except as necessary for securities compliance and tax filing purposes; and (ii) except as provided in Section 3.04(a), maintain the confidentiality of all information concerning the Business, including information concerning the identity of suppliers, historical financial information, costing, pricing, programs and policies of the Business.

         SECTION 3.05 ENVIRONMENTAL PERMITS. Seller shall cause the Environmental Permits, if any, to be assigned or transferred, to the extent assignable or transferable, and reissued at the Closing to the Surviving Corporation to the extent permitted by law or the terms of such Environmental Permits.

         SECTION 3.06 DISCHARGE OF LIENS AND ENCUMBRANCES. All liens, claims, charges, security interests, pledges, assignments or encumbrances relating to the Acquired Assets that are not Permitted Liens shall be satisfied, terminated and discharged by Seller on or prior to the Closing Date, and evidence reasonably satisfactory to Buyer and its counsel of such satisfaction, termination and discharge shall be delivered to Buyer at or prior to the Closing.

         SECTION 3.07 CONVEYANCE OF TITLE TO OWNED REAL PROPERTY. Seller shall convey title to the Owned Real Property to the Surviving Corporation by limited or "special" warranty deed in a form customarily used in the locality in which the Owned Real Property is located, subject, however, to Permitted Liens. Each such deed shall be executed in accordance with the requirements of the laws of the state in which such Owned Real Property is located and shall be in such form as will permit the deed to be recorded. Seller shall transfer and assign to the Surviving Corporation the Leases and the Ownership Agreement, all of its rights in, to and under the Leases and the Ownership Agreement to the Leased Real Property and the New York Apartment Property, as the case may be, (and its rights in and to all deposits thereunder and all buildings, other structures, and improvements permitted to be retained or removed by the lessee thereunder) by transfer and assignment in form reasonably acceptable to Buyer and its counsel and to Seller with warranties consistent with those made by Seller in this Agreement and those contained in a limited or "special" warranty deed.

         SECTION 3.08 SUBLEASE TO BUYER. Seller hereby agrees to sublease to the Surviving Corporation, and Buyer hereby agrees to cause the Surviving Corporation to sublease from Seller, a portion of the second floor office space located at 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, by the execution and delivery at Closing of a sublease substantially in the form attached hereto as Exhibit "C" (the "Sublease"). The rent to be paid by the Surviving Corporation under the Sublease shall be $11,011.32 per month. Any increase in maintenance charges with respect to the second floor office space after January 1, 2002 shall be shared equally by Buyer and Seller.

         SECTION 3.09 SHARED SERVICES AGREEMENT. Buyer and Seller hereby agree that the expenses of certain services and facilities shall be shared by the Surviving Corporation and Seller on the terms set forth in a Shared Services Agreement to be executed and delivered at Closing by the Surviving Corporation and Seller substantially in the form attached hereto as Exhibit "D" (the Shared Services Agreement").

         SECTION 3.10 BOOKS AND RECORDS. Buyer agrees to give, and to cause the Surviving Corporation to give, Seller reasonable access during normal business hours to books and records purchased hereunder in order that Seller can satisfy all reporting obligations and file all required tax returns.

         SECTION 3.11 FAIRNESS OPINION. At Closing, Wachovia Securities shall deliver a fairness opinion with respect to the transactions contemplated by this Agreement, which is acceptable in form and substance to Seller.

         SECTION 3.12 ESTOPPEL CERTIFICATES; LANDLORD WAIVERS. Seller shall deliver to Buyer at or before Closing estoppel certificates addressed to Buyer from the lessor of each Lease, and the consent of the lessor to the Sublease, dated within thirty (30) days of the Closing Date, identifying the Lease documents and any amendments thereto, stating that the Lease is in full force and effect and, to the best knowledge of the lessor, that the tenant is not in default under the Lease and no event has occurred that, with notice or lapse of time or both, would constitute a default by the tenant under the Lease, other than any such default that could not reasonably be expected to have an adverse effect on the Business, and containing any other information reasonably requested by Buyer. In addition, Seller shall deliver to Buyer, at or before Closing, such consents, waivers and certifications as are reasonably required by the lender which has committed to provide inventory financing and accounts receivable factoring to Buyer and/or the Surviving Corporation in a form reasonably satisfactory to such lender.

         SECTION 3.13 BOARD OF DIRECTORS. At Closing, the members of the Board of Directors of Seller (the "Board") in office immediately prior to the Closing (the "Pre-Closing Members") shall take all steps necessary to elect or appoint E. Randall Chestnut, William T. Deyo, Jr., Steven E. Fox; Sidney Kirschner, Zenon S. Nie, William P. Payne, Donald Ratajczak and James A. Verbrugge to the Board, and the Pre-Closing Members shall immediately thereafter resign from the Board.

         SECTION 3.14 SEVERANCE PROTECTION AGREEMENTS; RETENTION. At Closing,(i) those certain Severance Protection Agreements between Seller and each of Michael Bernstein, Rudy Schmatz, Paul Krum, Dennis Cochran, Glen Giordano, Angela Sanford and Dennis Jackson shall be terminated by mutual written consent; and (ii) each Transferred Employee shall be paid all amounts that remain in such Transferred Employee's account established under the "retention agreement" between Seller and such Transferred Employee.

         SECTION 3.15 LETTERS OF CREDIT. At Closing, Buyer or the Surviving Corporation shall cause all letters of credit issued on behalf of Seller in respect of the Business to be replaced by letters of credit issued on behalf of the Surviving Corporation or, in lieu thereof, will pay Seller cash in the amount of such letters of credit, which cash will be returned to Buyer by Seller upon issuance of such replacement letters of credit.

         SECTION 3.16 RIGHT OF FIRST REFUSAL. At Closing, Seller shall grant Buyer and the Surviving Corporation a right of first refusal to purchase any furniture or office equipment located at 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328 which is offered for sale by Seller on or after the Closing Date and before the expiration of the Sublease. Seller agrees that the public areas of Suite 200 will be shared with Buyer and the Surviving Corporation and that all furniture and furnishings in those areas will remain in place until the earlier of the expiration of the Sublease term or date on which there are no longer any employees of Seller employed at such location.

         SECTION 3.17 NON-COMPETITION AGREEMENT. At Closing, the Buyer and Seller shall execute a Non-Competition Agreement substantially in the form attached hereto as Exhibit "E".

         SECTION 3.18 BUYER FINANCING. Contemporaneously with the Closing the Buyer and the Surviving Corporation shall close a revolving credit and factoring facility to be provided by a bank or commercial finance company to Buyer which is to be secured only by Acquired Assets, shall have a maximum availability of no less than Nine Million Nine Hundred Thousand Dollars ($9,900,000), and shall provide an initial advance at Closing of not less than Eight Million Five Hundred Thousand Dollars ($8,500,000).

         SECTION 3.19 MISDIRECTED PAYMENTS. Buyer and Surviving Corporation, on the one hand, and Seller and its Affiliates, on the other hand, agree that if either receives, or the factor of either receives, payments on accounts receivable or disputed accounts with respect to which the other is entitled hereunder to receive payment, that such payments will be delivered to the party entitled thereto (or credited to its factoring account) within 10 days of receipt of such payment.

         SECTION 3.20 PRIMARY COVERAGE; EXCESS COVERAGE. Seller shall use its reasonable commercial efforts to obtain, at its own expense, either (i) a renewal of the Primary Coverage for an additional 12-month period on the same terms and conditions as the Primary Coverage or (ii) replacement coverage from a different insurer on terms at least as favorable as the Primary Coverage and providing such coverage for the twelve (12) months immediately following the termination of the Primary Coverage. Additionally, Seller shall use its reasonable commercial efforts to obtain, at its own expense, either (i) a renewal of the Excess Coverage for an additional 12-month period on the same terms and conditions as the Excess Coverage or (ii) replacement coverage from a different insurer on terms at least as favorable as the Excess Coverage providing such coverage for the twelve (12) months immediately following the termination of the Excess Coverage.

ARTICLE IV. EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         SECTION 4.01      EMPLOYMENT OF SELLER'S EMPLOYEES.

                  (a) Those employees of Seller and CCD listed on Schedule 4.01(a) hereof will be given the opportunity to remain, or become, as the case may be, employees of the Buyer or the Surviving Corporation on the Closing Date ("Transferred Employees").

                  (b) For a period of two (2) years from the Closing Date, Buyer will not, and will not permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of Seller with any Person employed by or otherwise engaged to perform services for Seller in connection with its operation of the Infant Business. For a period of two (2) years from the Closing Date, Seller will not, and will not permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of Buyer with any Person employed by or otherwise engaged to perform services for Buyer in connection with the operation of the Business.

         SECTION 4.02      WELFARE AND FRINGE BENEFIT PLANS.

                  (a) From and after the Closing Date, all Transferred Employees and their eligible dependents shall be eligible to participate in all Employee Benefit Plans, programs, policies and arrangements that Buyer or its Affiliates establish for such Transferred Employees as of the normal enrollment dates for such plans, programs, policies and arrangements. For purposes of such benefit plans, programs, policies and arrangements, Buyer or such Affiliate shall recognize the prior service of such employees with Seller for purposes of eligibility, vesting and benefit accruals thereunder; provided, however, that such prior service shall not be credited for purposes of benefit accrual under any defined benefit pension plan of Buyer or its Affiliates.

                  (b) No Transferred Employee (or eligible dependent thereof) who is eligible and who elects to be covered under any medical or disability insurance plan of Buyer or its Affiliates shall be excluded from coverage under such plan on the basis of a pre-existing condition that was not also excluded under the applicable Plan (as defined in Section 2.01(j)). To the extent that a Transferred Employee has satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses under a medical plan of Seller for a plan year, such individual shall be credited therefor under the corresponding provisions of the corresponding plan of Buyer or its Affiliates in which such individual participates for the plan year in which the Closing Date occurs.

                  (c) Seller shall be solely responsible for and retain all liabilities under all post-retirement welfare Plans covering Transferred Employees and employees whose employment is terminated in connection with the closing of the transactions contemplated hereby. Seller shall continue on and after the Closing Date to be solely responsible for COBRA continuation coverage, and shall take all actions necessary to maintain such coverage, for Transferred Employees whose COBRA qualifying event occurred before the Closing Date and for non-Transferred Employees (and their eligible dependents). Buyer shall be solely responsible for COBRA continuation coverage, and shall take all actions necessary to maintain such coverage, for Transferred Employees whose COBRA qualifying event occurred on or after the Closing Date. The term "COBRA" refers to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (d) Notwithstanding any other provision of this Agreement to the contrary, Seller shall indemnify, reimburse, defend and hold harmless Buyer from and against any and all liabilities incurred by Buyer that are based upon, arising out of or otherwise related to any Plan (as defined in Section 2.01(j)).

         SECTION 4.03 WORKERS' COMPENSATION AND HEALTH BENEFITS. From and after the Closing Date, Seller shall remain solely responsible for any and all liabilities to or in respect of any Employee, including a Transferred Employee,
(i) relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing prior to the Closing Date; and (ii) relating to or arising in connection with any and all claims for health insurance benefits arising in connection with any injury or disease occurring prior to the Closing Date. Buyer shall be and become solely responsible for any and all liabilities in respect of any Transferred Employee (i) relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring on or after the Closing Date and (ii) relating to or arising in connection with any and all claims for health insurance benefits arising in connection with any injury or disease occurring on or after the Closing Date.

ARTICLE V. CLOSING

         SECTION 5.01 TIME AND PLACE. The Closing will take place at the offices of counsel to Seller (or at such other place as the parties may agree) on the Closing Date commencing at 9:00 a.m. or at such other time and place as is agreed by the parties.

         SECTION 5.02 CLOSING MATTERS WITH RESPECT TO SELLER. At Closing, Seller shall or shall cause CCD or one or more of its other Affiliates to:

                  (i) deliver to Buyer and/or the Surviving Corporation a general instrument of sale, conveyance, assignment, transfer and delivery to CCD with full covenants of warranty as to good and marketable title to all the Acquired Assets (other than the Specified Assets) in a form reasonably satisfactory to Buyer;

                  (ii) deliver to Buyer and/or the Surviving Corporation such specific instruments of sale, conveyance, assignment, transfer and delivery to CCD with limited warranties in a form reasonably satisfactory to Buyer as to good and marketable title to such of the Acquired Assets included within such specific instrument of sale, conveyance, assignment, transfer and delivery as Buyer shall reasonably request, including transfer letters for UPC codes, transfers and assignments of CIT accounts, bedding permits, vendor numbers used by the Business;

                  (iii) deliver to Buyer and/or the Surviving Corporation all of Seller's contracts, books, records and other data relating to the Acquired Assets and the Business (except Seller's minute and stock books and all other records which Seller is required by law to keep in its possession, as to which Seller will furnish to Buyer, at Buyer's cost, at any time or from time to time after the Closing Date, copies or transcripts);

                  (iv) file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit "A" and take all other and further actions as are necessary or appropriate to effectuate the Merger on the Closing Date;

                  (v) deliver to Buyer and/or the Surviving Corporation a certificate of Seller certifying to Buyer that each of the obligations and actions required to be performed by Seller, CCD or any of the Seller's other Affiliates pursuant to this Agreement have been duly performed and complied with in all material respects, and that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

                  (vi) deliver to Buyer and/or the Surviving Corporation the Non-Competition Agreement duly executed by Seller;

                  (vii) deliver to Buyer and/or the Surviving Corporation the Shared Services Agreement duly executed by Seller;

                  (viii) deliver to Buyer and/or the Surviving Corporation the Seller License Agreement duly executed by Seller;

                  (ix) deliver to Buyer and/or the Surviving Corporation the Sublease duly executed by Seller;

                  (x) surrender all of the CCD Stock to the Surviving Corporation for cancellation;

                  (xi) deliver to the Surviving Corporation a stock power or powers, executed in blank, for all of the CCD Stock to be surrendered;

                  (xii) deliver to Buyer and/or the Surviving Corporation an executed limited or "special" warranty deed in the form contemplated by Section 3.07 hereof conveying good and marketable fee simple title to all of the Owned Real Property, executed and acknowledged by Seller and in a proper form for recording;

                  (xiii) deliver to Buyer and/or the Surviving Corporation instruments of sale, conveyance, assignment, transfer and delivery to the Surviving Corporation, all in a form reasonably satisfactory to Buyer, to the Leased Real Property and the New York Apartment Property (and the related Owners Agreement);

                  (xiv) affidavit(s) of title as to the Real Property stating that, with respect to matters arising by, through or under Seller, but not otherwise, (a) to the best of Seller's Knowledge, there are no parties in possession of any of the Owned Real Property or Leased Real Property other than Seller (or otherwise specifically setting forth any such other parties' rights and the source and extent of such parties' rights), and (b) Seller has not caused any work to be performed on any of the Owned Real Property or Leased Real Property within one hundred (100) days of the date of such affidavit(s), or if Seller has caused any such work to be performed within one hundred (100) days of such date(s), that all such work has been completed and fully paid for (with respect to work in progress, to and through a date reasonably proximate to the Closing Date);

                  (xv) deliver to Buyer and/or the Surviving Corporation such other documentation as Buyer's and/or the Surviving Corporation's title insurance company may reasonably request in order to permit Buyer's title insurance policy to be issued without exceptions as to (a) matters arising by, through or under Seller but not otherwise in the "gap", (b) mechanic's or materialman's liens arising from work performed at the instance of Seller, (c) third parties in possession as a result of the action of Seller (other than specifically enumerated third parties as set forth above that are reasonably acceptable to Buyer pursuant to the terms of this Agreement), and (d) rights or claims of real estate brokers claiming by, through or under Seller;

                  (xvi) deliver to Buyer and/or the Surviving Corporation a duly executed certificate stating that Seller is a Georgia resident or that Seller is otherwise exempt from withholding under O.C.G.A. ss. 48-7-128, as applicable;

                  (xvii) deliver to Buyer and/or the Surviving Corporation a duly executed certificate stating that Seller is not a "foreign person" for United States income tax purposes, in accordance with Section 1445 and Section 897 of the Internal Revenue Code of 1986, as amended;

                  (xviii) deliver to Buyer and/or the Surviving Corporation such other evidence of the performance of all covenants and the satisfaction of all conditions required of Seller by this Agreement at or prior to the Closing Date as Buyer or its counsel may reasonably require;

                  (xix) deliver to Buyer and/or the Surviving Corporation all consents, landlord waivers and the like which are required by Buyer's financing source to close financing for the Buyer and the Surviving Corporation contemporaneously with the Closing of the transactions contemplated by this Agreement;

                  (xx) deliver to Buyer and/or the Surviving Corporation all written consents required to carry out the obligations of this Agreement, including those set forth in Sections 1.09 and 3.05 of this Agreement, together with a good standing certificate of Seller and CCD, as of a date within twenty (20) days prior to the Closing Date, from the State of Delaware and the State of Georgia, respectively; and

                  (xxi) deliver to Buyer an agreement by Seller to execute or re-execute such documents and take such other actions after the Closing upon Buyer's written request as are reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement, including the assignment of any right to payment on accounts receivable and disputed accounts included in the Acquired Assets.

The documents and certificates to be delivered hereunder by or on behalf of Seller on the Closing Date shall be in form and substance reasonably satisfactory to Buyer and its counsel.

         SECTION 5.03 CLOSING MATTERS WITH RESPECT TO BUYER. At Closing, Buyer shall cause the Surviving Corporation to:

                  (i) file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit "A" and take all other and further actions as are necessary or appropriate to effectuate the Merger as of the Effective Date;

                  (ii) deliver to Seller the Merger Consideration and the Purchase Price, as adjusted pursuant to Section 1.08, by transfer of immediately available funds to such account at such bank as Seller shall direct;

                  (iii) deliver to Seller an Assumption Agreement or other instrument of assumption of the Assumed Liabilities as provided in Section 1.04(b) in a form reasonably satisfactory to Seller;

                  (iv) deliver to Seller a certificate of Buyer certifying to Seller that each of the obligations and actions required to be performed by Buyer or Merger Subsidiary pursuant to this Agreement have been duly performed and complied with in all material respects, and that the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

                  (v) deliver to Seller the Non-Competition Agreement duly executed by Buyer;

                  (vi) deliver to Seller the Shared Services Agreement duly executed by Buyer;

                  (vii) deliver to Seller the Seller License Agreement duly executed by Buyer;

                  (viii) deliver to Seller all releases required by this Agreement, including a release from Calvin Klein, Inc., releasing Seller and its Affiliates from any liability to Calvin Klein, Inc. or any of its Affiliates except liability for any Past Due Amounts under the Calvin Klein License and any liability or obligations arising from Seller's confidentiality obligations;

                  (ix) deliver to Seller an agreement by Buyer to execute or re-execute such documents and take such other actions after the Closing upon Seller's written request as are reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement, including the assignment of any right to payment on accounts receivable and disputed accounts retained by Seller; and

                  (x)      deliver to Seller all written consents required by
                  Section 3.14 hereof.

The documents and certificates to be delivered hereunder by or on behalf of Buyer on the Closing Date shall be in form and substance reasonably satisfactory to Seller and its counsel.

         SECTION 5.04 PASSAGE OF TITLE AND LIABILITIES AT CLOSING. Upon delivery of the instruments of Merger, sale, conveyance, assignment, transfer and assumption at the Closing, (i) full title to the Acquired Assets shall pass to and vest in the Surviving Corporation effective as of 12:01 a.m. on the Closing Date; (ii) full title to the Excluded Assets shall pass to and vest in (to the extent not already held and vested in) Seller and its Affiliates, as the case may be; (iii) all liabilities, obligations and responsibilities for the Assumed Liabilities shall pass to and become vested in the Surviving Corporation; and (iv) all liabilities, obligations and responsibilities for the Excluded Liabilities shall pass to and vest in (to the extent not already held and vested in) the Seller and its Affiliates, as the case may be. At the Closing, Seller will put Buyer in full, complete and quiet possession and enjoyment of all of the Acquired Assets and the Specified Assets and from and after the Closing Date the ownership and operation of the Acquired Assets and the Specified Assets and the Business shall be for the account and risk of Buyer. Buyer shall be under no liability for any debt, liability or obligation of Seller incurred on or after the Closing Date or arising out of any transaction by Seller or any event occurring with respect to Seller on or after the Closing Date.

ARTICLE VI. INDEMNIFICATION

         SECTION 6.01 AGREEMENT OF SELLER TO INDEMNIFY. Subject to the terms and conditions of this Article VI, and the definitions set forth in
Section 6.03 hereof, Seller agrees to indemnify, defend and hold harmless Buyer and the Surviving Corporation, their officers, directors, shareholders, other Affiliates, employees and agents (collectively, the "Buyer Indemnitees") from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Buyer Indemnitees by reason of, resulting from, based upon, or arising out of:

                  (a) the breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or any Related Agreement or in any certificate, Schedule or Exhibit furnished by Seller in connection herewith;

                  (b) the breach of any covenant or agreement of Seller contained in or made pursuant to this Agreement or any Related Agreement;

                  (c)      any Excluded Liabilities; and

                  (d) any Environmental Losses resulting from events or conditions existing prior to the Closing Date arising from, based upon or related to Seller's failure to comply with Environmental Laws in existence as of the day next preceding the Closing Date; provided that Seller shall be entitled to control any cleanup related thereto, including any removal, containment or other remediation or response action (the "Work"). (By way of example only, Buyer shall not have any right to indemnification hereunder in the event that environmental regulations are first enacted after the Closing Date which render a practice performed by Seller on the Closing Date (which practice was in full compliance with all Environmental Laws then in existence) illegal, resulting in a clean-up obligation being imposed on Buyer with respect to Seller's pre-Closing activities).

         All Work and related activities undertaken by Seller and its contractors and consultants upon the Real Property shall be accomplished in an expeditious, safe and diligent manner in accordance with all applicable federal, state and local laws, ordinances, rules, and regulations, and in a manner that will not unreasonably interfere with the use of the Acquired Assets by Buyer and the Surviving Corporation. Seller shall take and shall cause its contractors and consultants to take all reasonable measures to minimize any disruption or inconvenience caused by the Work and related activities to Buyer and the Surviving Corporation. Work and related activities shall not interfere with Buyer's access to or egress from the Real Property. Seller shall, at Seller's sole cost and expense, repair damage caused by the Work and related activities and restore the affected portion of the Real Property upon which any Work and related activities are performed to a condition equivalent to the condition existing prior to the commencement of the Work. Seller is solely responsible for the identification and avoidance of any and all utilities or structures on the Real Property, and any damages related thereto that may be caused by the Seller or its contractors or consultants. Seller shall remove and shall cause its contractors and consultants to remove from the Real Property all equipment, debris, contaminated soil, and all other materials related to the Work in an environmentally appropriate and legal manner and to Buyer's reasonable satisfaction. Seller is solely responsible for containerizing, storing, handling and disposing of all substances and wastes generated from the performance of the Work, in accordance with all applicable federal, state and local laws, ordinances, rules, and regulations; provided, however, that in no event shall any storage, temporary or otherwise, of such substances and wastes be allowed by Seller to occur on the Real Property for more than thirty (30) days. Seller agrees that it is the generator, under applicable federal, state and local laws, ordinances, rules, and regulations, of all substances and wastes generated from the performance of the Work.

         SECTION 6.02 AGREEMENT OF BUYER TO INDEMNIFY. Subject to the terms and conditions of this Article VI, Buyer and the Surviving Corporation, jointly and severally, agree to indemnify, defend and hold harmless Seller and its officers, directors, shareholders, other Affiliates, employees and agents (collectively, the "Seller Indemnitees") from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Seller Indemnities arising out of:

                  (a) the breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or any Related Agreement or in any certificate, Schedule, or Exhibit furnished by Buyer in connection herewith or therewith;

                  (b) the breach of any covenant or agreement of Buyer contained in or made pursuant to this Agreement or any Related Agreement; and

                  (c) (i) any Assumed Liability, (ii) the notification or other requirements of the Workers Adjustment and Retraining Notification Act of 1988, as amended (but only with respect to requirements arising or resulting from a failure by Buyer or the Surviving Corporation to offer to hire a number of employees at any facility included in the Acquired Assets equal to the difference between the number of employees at such facility less the Threshold Number with respect to such facility), and (iii) the ownership of the Acquired Assets or the operation of the Business by Buyer or the Surviving Corporation on or after the Closing Date, except for any Losses against which Buyer is entitled to indemnification pursuant to Section 6.01 (without regard to any of the limitations contained in Section 6.07).

         SECTION 6.03      DEFINITIONS AND PROCEDURES FOR INDEMNIFICATION.

                  (a) For purposes of this Article VI, the meanings of the following terms are set forth below:

                           (i)      "ENVIRONMENTAL LOSSES" shall mean any Losses
related to, arising out of or in connection with compliance with or a failure to comply with Environmental Laws as in existence as of the Closing Date. Without limiting the generality of the foregoing, Environmental Losses shall include fines, penalties, judgments, awards, settlements, losses, damages (whether actual, punitive or consequential), interest, costs, fees, expenses, disbursements and general financial responsibility for (x) cleanup costs, including any removal, remedial or other response actions and natural resource damages, and (y) any other compliance or other remedial measures, including any capital expenditures incurred in connection therewith, and any costs and expenses (including attorney's fees) incurred and relating solely to the investigation and defense of claims for which Buyer may be liable hereunder; and

                           (ii)     "LOSSES" shall mean any and all demands,
claims, actions or causes of action, assessments, losses, damages, liabilities, costs, diminution of value, removal and remediation requirements and expenses, including interest, penalties and reasonable attorneys' and other professional fees and expenses.

                           (iii)    "INDEMNITOR" means the party against whom
indemnification hereunder is sought.

                           (iv)     "INDEMNITEE" means the party seeking
indemnification hereunder.

                  (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by the Indemnitee by delivery of a written declaration to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and Environmental Losses and, in the case of a Third Party Claim (as hereinafter defined), containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

                  (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 6.04 hereof shall be observed by the Indemnitee and the Indemnitor.

                  (d) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) Business Days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 6.03(d) hereof. If an objection is timely made to an Indemnification Claim by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of sixty (60) Business Days from the date the Indemnitee receives such objection before commencing arbitration pursuant to Section 7.14 with respect to such Indemnification Claim.

                  (e) Upon the final, non-appealable determination of the amount of an Indemnification Claim that is binding on both the Indemnitor and the Indemnitee, the Indemnitor shall pay the amount of such Indemnification Claim by check within ten (10) Business Days of the date such amount is determined.

         SECTION 6.04 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made, or suit or proceeding (including any binding arbitration or an audit by any taxing authority) be instituted against the Indemnitee which, if prosecuted successfully, would be a matter for which the Indemnitee would be entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                  (a) The Indemnitor shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims, provided the notice from the Indemnitee specifies the last day for response within such lesser time, and the statutory provision requiring such shortened response period) from receipt of the Indemnification Claim (the "Notice Period") to notify the Indemnitee, (i) whether or not the Indemnitor disputes its liability to the Indemnitee with respect to such claim, and (ii) notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim.

                  (b) In the event that the Indemnitor notifies the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnitor to a final conclusion in such a manner as to minimize the risk of the Indemnitee becoming subject to liability for any other significant matter. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If any such claim or the litigation or resolution of any such claim involves (i) the administration of the tax returns and responsibilities of the Indemnitee under the tax laws or (ii) a dispute with a then-current significant (being one of the fifteen (15) largest, as measured by revenue volume of business with the Business during the preceding twelve (12) months) customer or supplier of the Business, then the Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnitor. If the Indemnitee should elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.

                  (c) Except where the Indemnitor (A) timely elects to defend the Indemnitee against such claim or demand under this Section 6.04, or
(B) Indemnitor disputes its liability in a timely manner under this Section 6.04, the Indemnitor shall be conclusively liable for the amount of any Loss or Environmental Loss resulting from such claim whether or not the claim is defended.

                  (d) The Indemnitee and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

         SECTION 6.05 SETTLEMENT OF THIRD PARTY CLAIMS. No settlement of a Third Party Claim involving the asserted liability of the Indemnitee under this
Article VI shall be made without the prior written consent by or on behalf of the Indemnitee, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $25,000 or less where the Indemnitee has not responded within ten (10) Business Days of written notice of a proposed settlement.

         SECTION 6.06 DURATION. The indemnification rights of the parties hereto for Losses resulting from a breach of representations and warranties, or for breaches of covenants, contained in this Agreement or any related agreement (other than for Environmental Losses, Losses arising from tax and employee benefit matters and Losses arising from the breach of any agreement or undertaking with respect to the payment of Excluded Liabilities and Assumed Liabilities) is subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought within two (2) years after the Closing Date. The indemnification rights of the parties hereto for Environmental Losses or Losses resulting from a breach of representations and warranties or of covenants that are related to tax or employee benefit matters shall be subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought within three (3) years after the Closing Date. The indemnification rights of the parties hereto for Losses resulting from a breach of any representation and warranty with respect to title to any of the Acquired Assets or with respect to the breach of any agreement or undertaking with respect to payment of the Excluded Liabilities and the Assumed Liabilities is subject to the condition that notice of the Losses for which indemnity is sought shall be received by the Indemnitor within two (2) years after the Closing Date.

         SECTION 6.07      LIMITATIONS.

                  (a) The Indemnitor shall be obligated to indemnify the Indemnitee only when the sum of the aggregate of all Losses and Environmental Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under this Article VI exceeds One Hundred Fifty Thousand Dollars ($150,000) ("Minimum Claim Amount") and then only to the extent such aggregate sum exceeds Seventy Five Thousand Dollars ($75,000) (the "Deductible"); provided, however, that, notwithstanding the foregoing, the Proration Items and Losses suffered or incurred by the Indemnitee which are subject to indemnification under Sections 6.01(c) (Excluded Liabilities) or 6.02(c)(i) (Assumed Liabilities) shall not be subject to the Minimum Claim Amount or the Deductible. In no event shall the aggregate liability of Seller, or the aggregate liability of Buyer, under this Article VI exceed One Million Five Hundred Thousand Dollars ($1,500,000), except that Losses suffered or incurred by the Indemnitee which are subject to indemnification under Sections 6.01(c) (Excluded Liabilities) or 6.02(c)(i) (Assumed Liabilities) shall not be subject to any limitation.

                  (b) The Indemnitor shall not be liable for Losses in excess of the actual Losses suffered by the Indemnitee as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds received by the Indemnitee or any tax benefits realized by the Indemnitee as a result of the Losses for which indemnification is claimed.

                  (c) No Indemnitor shall be liable under this Article VI for any Loss resulting from or related to any statement made in any representation, warranty, covenant or agreement of the Indemnitor set forth herein if the Indemnitee had Knowledge on or before the Closing Date of facts contrary to such statement of the Indemnitor and the Indemnitee failed to disclose such Knowledge to the Indemnitor in writing.

         SECTION 6.08 SOLE AND EXCLUSIVE REMEDY. Subject to any proration made pursuant to Section 1.08 hereof, the indemnification obligations of Seller and Buyer under this Article VI shall constitute the sole and exclusive remedies of Seller and Buyer, respectively, with respect to the matters described in Sections 6.01 and 6.02, respectively.

ARTICLE VII. MISCELLANEOUS

         SECTION 7.01 EXPENSES. Except as provided in Section 1.07, Seller, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

         SECTION 7.02 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 7.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered by hand, (b) mailed by registered or certified mail (return receipt requested) (c) by deposit with a nationally recognized courier, such as Federal Express, for next Business Day delivery, or (d) telecommunicated and immediately confirmed both orally and in writing, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or so telecommunicated or the next Business Day following deposit with such courier or on the third Business Day following the date on which so mailed, if deposited in a regularly-maintained receptacle for United States mail:

         If to Buyer or Merger Subsidiary:

                  Design Works Holding Company
                  1600 RiverEdge Parkway
                  Suite 200
                  Atlanta, Georgia 30328
                  Attention: Michael Bernstein, President
                  Telecopier: (770) 644-6264
                  Telephone: (770) 644-6302

         With a copy to (which shall not constitute notice to Buyer or Merger Subsidiary):

                  Sims, Moss, Kline & Davis LLP
                  400 Northpark Town Center
                  Suite 210
                  1000 Abernathy Road, N.E.
                  Atlanta, Georgia 30328
                  Attn: Jerry L. Sims, Esq.
                  Telecopier: 770-481-7210
                  Telephone: 770-481-7200

         If to Seller:

                  Crown Crafts, Inc.
                  1600 RiverEdge Parkway
                  Suite 200
                  Atlanta, Georgia 30328
                  Attn: Randall Chestnut, President
                  Telecopier: 770-644-6337
                  Telephone: 770-644-6263

         With a copy to (which shall not constitute notice to Seller):

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attn: Steven E. Fox, Esq.
                  Telecopier: 404-525-2224
                  Telephone: 404-522-4700

         SECTION 7.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 7.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts of laws.

         SECTION 7.06 ASSIGNABILITY. This Agreement shall not be assignable otherwise than by operation of law by any party without the prior written consent of the other parties hereto, and any purported assignment by any party without the prior written consent of the other parties shall be void; provided that Buyer may assign this Agreement to a wholly-owned subsidiary corporation; and provided further that in such event, Buyer shall unconditionally guarantee the performance of all obligations of such subsidiary under this Agreement.

         SECTION 7.07 WAIVERS AND AMENDMENTS. Any term or provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Agreement must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         SECTION 7.08 THIRD PARTY RIGHTS. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any employee of Seller, third party or other Person, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

         SECTION 7.09 ENTIRE AGREEMENT. This Agreement (including the Exhibits, Schedules, documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.

         SECTION 7.10 TIME OF ESSENCE. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

         SECTION 7.11 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect.

         SECTION 7.12 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are incorporated herein and made a part hereof in the same manner as if such exhibits and schedules were set forth at length.

         SECTION 7.13 CONSTRUCTION. Except where the context of this Agreement clearly requires another interpretation, plural words have been used to include the singular and vice versa and masculine, feminine and neuter words have been used interchangeably. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The conjunction "and/or" means one or the other or both or any one or more or all, of the things or Persons in connection with which the conjunction is used.

         SECTION 7.14      ARBITRATION.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 7.14. The interpretation and enforceability of this Section 7.14 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. ss. 1-16.

                  (b) If the matter in controversy (exclusive of attorney's fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $250,000 then the panel to be appointed shall consist of three neutral arbitrators; otherwise, said panel shall consist of one neutral arbitrator.

                  (c) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all Persons, including Persons who have failed or refused to participate in the arbitration process.

                  (d) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief.

                  (e) The successful or prevailing party in any proceeding under this Section 7.14 shall be entitled to recover reasonable attorneys' fees, costs of the arbitration and all expenses incurred in such proceeding, plus interest thereon at the Applicable Federal Rate (as defined in Section 1274(d) of the Code).

                  (f) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

                  (g) All proceedings under this Section 7.14, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (h) The fact that the dispute resolution procedures specified in this Section 7.14 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any right to terminate this Agreement that may be available to any party.

                  (i) All applicable statutes of limitation shall be tolled while the procedures specified in this Section 7.14 are pending. The parties will take such action, if any, required to effectuate such tolling.

                            [Signatures on next page]

         IN WITNESS WHEREOF, Seller, CCD, Merger Subsidiary and Buyer have each caused this Agreement to be executed, sealed and delivered as of the date first written above.

                                    BUYER:

                                    DESIGN WORKS HOLDING COMPANY


                                    By:     /s/ Rudolph J. Schmatz
                                       -----------------------------------------
                                       Its: President
                                           -------------------------------------
                                                      (Corporate Seal)

                                    MERGER SUBSIDIARY:

                                    DESIGN WORKS, INC.


                                    By:     /s/ Rudolph J. Schmatz
                                       -----------------------------------------
                                       Its:     President
                                           -------------------------------------
                                                (Corporate Seal)

                                    SELLER:

                                    CROWN CRAFTS, INC.


                                    By:        /s/ E. Randall Chestnut
                                       -----------------------------------------
                                       Its:      Executive Vice President
                                           -------------------------------------
                                                     (Corporate Seal)

                                    CCD:

                                    CROWN CRAFTS DESIGNER, INC.


                                    By:          /s/ Rudolph J. Schmatz
                                       -----------------------------------------
                                       Its:              President
                                           -------------------------------------
                                                     (Corporate Seal)

                                                                      EXHIBIT A


                             CERTIFICATE OF MERGER

                                       OF

                              DESIGN WORKS, INC.,
                            A DELAWARE CORPORATION,

                                 WITH AND INTO

                          CROWN CRAFTS DESIGNER, INC.,
                             A DELAWARE CORPORATION


         Crown Crafts Designer, Inc., a Delaware corporation, and Design Works, Inc., a Delaware corporation, DO HEREBY CERTIFY as follows:

         1. The constituent corporations in the merger are Crown Crafts Designer, Inc., a Delaware corporation, and Design Works, Inc., a Delaware corporation.

         2. A Merger Agreement by and among the constituent corporations and other parties dated as of July 23, 2001 (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of Delaware.

         3.       The name of the surviving corporation is Crown Crafts
Designer, Inc.

         4. The certificate of incorporation of Crown Crafts Designer, Inc., as the surviving corporation, shall be amended in its entirety to read as set forth in Exhibit A attached hereto and incorporated herein by this reference.

         5. The surviving corporation is a corporation of the State of Delaware.

         6. The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328.

         7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         8. This Certificate of Merger, and the merger provided for herein, shall become effective upon the filing hereof with the Secretary of State of the State of Delaware.


                             [Signatures Next Page]

         IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be executed as of the ___ day of July, 2001.


                                    CROWN CRAFTS DESIGNER, INC.
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------



                                    DESIGN WORKS, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                   EXHIBIT A



                          CERTIFICATE OF INCORPORATION

                                       OF

                               DESIGN WORKS, INC.



                                   ARTICLE I
                                      NAME

         The name of the corporation is Design Works, Inc.

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

         The address of this Corporation's registered office in the State of Delaware is 15 East North Street, P. O. Box 899, Dover, Delaware 19903-0899, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is Incorporating Services, Ltd.

                                  ARTICLE III
                              PURPOSES AND POWERS

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall have all power necessary or convenient to the conduct, promotion, or attainment of such acts or activities.

                                   ARTICLE IV
                                 CAPITAL STOCK

         The total number of shares of capital stock that this Corporation shall be authorized to issue is 1,000,000 shares, divided into two classes as follows: (i) 900,000 shares of common stock, par value $0.0001 per share (the "Common Stock"); and (ii) 100,000 shares of serial preferred stock, to be designated in series and having a par value of $0.0001 per share (the "Preferred Stock").

         Common Stock. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth herein and in the certificates of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of Common Stock.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

         In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

         Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

         Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the General Corporation Law of Delaware and the provisions of this Certificate of Incorporation, to provide, without stockholder approval, by resolution or resolutions from time to time and by filing a certificate pursuant to the applicable provision of the General Corporation Law of Delaware, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating optional or other rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

                                   ARTICLE V
                               BOARD OF DIRECTORS

         The Board of Directors shall fix the number of directors of the Corporation from time to time in the manner provided in the bylaws of the Corporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director shall serve until the next annual meeting of stockholders following the time of his appointment or election to the Board of Directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, removal or incapacity.

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that his paragraph shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of Delaware; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of this Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

                                   ARTICLE VI
                                INDEMNIFICATION

         Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided in the Corporation's bylaws) procedures set forth in the General Corporation Law of Delaware, as the same exists or may hereinafter ben amended (but such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment) against all expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

                                  ARTICLE VII
                           COMPROMISE OR ARRANGEMENTS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE VIII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right, at any time and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation. Notwithstanding the foregoing, Articles V and VI and this
Article XIII may not be altered, amended, or repealed except by the affirmative vote of at least two-thirds of the shares entitled to vote thereon and the affirmative vote of a majority of the members of the entire Board of Directors. All rights, preferences, and privileges of any nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

                                   ARTICLE IX
                              AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by the General Corporation Law of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend, and repeal the bylaws of the Corporation.

                                                                      EXHIBIT B


                          TRADEMARK LICENSE AGREEMENT

         THIS TRADEMARK LICENSE AGREEMENT (the "Agreement") is made and entered into and is effective as of the 23rd day of July, 2001, by and among DESIGN WORKS HOLDING COMPANY, a Delaware corporation ("Design Works"), DESIGN WORKS, INC., a Delaware corporation ("Licensee"), and CROWN CRAFTS, INC., a Georgia corporation ("Crown Crafts").

         WHEREAS, Design Works, Licensee and Crown Crafts are among the parties to that certain Merger Agreement dated as of July 23, 2001 (the "Merger Agreement"), pursuant to which Design Works and Licensee will acquire certain assets of Crown Crafts;

         WHEREAS, the parties desire that Licensee be permitted to utilize certain brands, logos and other rights of Crown Crafts, upon and subject to the terms and conditions hereinafter set forth, following the consummation of the transactions contemplated in the Merger Agreement; and

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         SECTION 1.0 GRANT OF LICENSE. Crown Crafts hereby grants to Licensee and its direct and indirect subsidiaries, whether acting as principal or agent (i) a limited, nonexclusive and nontransferable license to use the Crown Crafts' adult bedding brand and logo for a period of three (3) years from the Effective Time with respect to products manufactured and/or licensed by Kitan Consolidated Industries, Limited ("Kitan") and sole to Costco Wholesale Corporation and otherwise for a period of two (2) years from the Effective Time; provided, however, that Design Works and Licensee shall each use their reasonable best efforts to change said brand and logo as soon as reasonably practicable after the Effective Time, and (ii) a limited, nonexclusive and nontransferable license to use Crown Crafts' RN numbers related to the Business until the earlier of two (2) years from the Effective Time or when all labels and inserts included in the Acquired Assets are depleted, whichever first occurs (collectively, the "Proprietary Rights"). Notwithstanding the foregoing, in the event of (i) a sale of majority ownership or control of Crown Crafts to any Person (other than Crown Crafts' lender banks) who, prior to such sale, was not an Affiliate of Seller, (ii) a merger, consolidation or reorganization of Crown Crafts as a result of which the shareholders of Crown Crafts immediately before any such merger, consolidation or reorganization own less than a majority of the combined voting power of the entity resulting from any such merger, consolidation or reorganization, or (iii) a sale, exchange or other disposition of a majority of Crown Crafts' assets to any Person who, prior to such sale, exchange or other disposition was not an Affiliate of Crown Crafts; then, in each case, Licensee shall cease using Crown Crafts' adult bedding brand and logo on any goods shipped more than one hundred eighty (180) days after the consummation thereof.

         SECTION 2.0 LIMITATIONS. This Agreement includes no right or license from Crown Crafts to Licensee in the Proprietary Rights except for the limited purposes referred to in Section 1.0. Licensee has no right to assign, transfer, or sublicense any of its rights acquired under this Agreement except that Licensee may grant a limited sublicense to Kitan, but only to the extent necessary to facilitate the sale by Licensee, whether acting as principal or agent, of products manufactured or licensed by Kitan. Licensee may not use the Proprietary Rights in any manner except for the limited purposes referred to in
Section 1.0. All goodwill in the Proprietary Rights that arises out of Licensee's use of such Proprietary Rights shall inure to the benefit of Crown Crafts.

         SECTION 3.0 CROWN CRAFTS WARRANTY AND INDEMNITY. Crown Crafts warrants that it is the owner of the Proprietary Rights and has full power to make this Agreement and to grant the licenses as provided herein. Crown Crafts agrees to indemnify, defend and hold harmless Licensee, its affiliates and their respective directors, employees, shareholders, agents, successors and assigns from and against any and all actions, causes of action, claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) brought by any third party for actual or alleged infringement of any trademark, copyright or other intellectual property right based upon Licensee's authorized use of the Proprietary Rights as provided herein.

         SECTION 4.0 TERMINATION. Crown Crafts may terminate this Agreement upon written notice to Licensee for any material breach of this Agreement by Licensee, unless within a period of thirty (30) days after such notice, Licensee remedies the breach. Immediately upon expiration or termination of this Agreement, all rights of Licensee under this Agreement will automatically cease.

         SECTION 5.0       MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts of laws.

                  (b) Nothing in this Agreement shall be construed to establish Licensee or Crown Crafts as a partner, joint venturer, agent or other representative of the other. Each is an independent company retaining complete control over and complete responsibility for its own operations and employees. Nothing in this Agreement shall be construed to grant either party any right or authority to assume or create any obligation on behalf or in the name of the other; to accept summons or legal process for the other; or to bind the other in any manner whatsoever.

                  (c) Any notice or other communication required or permitted hereunder shall be in writing and shall be given pursuant to the notice provisions of the Merger Agreement.

                  (d) In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect.

                  (e) Any term or provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Agreement must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

                  (f) This Agreement constitutes the entire agreement concerning the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.


                             [Signatures Next Page]

         IN WITNESS WHEREOF, the parties have caused this Trademark License Agreement to be executed by their duly authorized officers as of the date set forth above.


                                    CROWN CRAFTS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------



                                    DESIGN WORKS HOLDING COMPANY


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------



                                    DESIGN WORKS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------

                                                                      EXHIBIT C


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into effective as of the 23rd day of July, 2001, by and between CROWN CRAFTS, INC., a Georgia corporation, herein referred to as "CCI," and CROWN CRAFTS DESIGNER, INC., a Delaware corporation, hereinafter referred to as "CCDI."

                                  WITNESSETH:

         WHEREAS, The Northwestern Mutual Life Insurance Company entered into that certain Master Lease with International Business Machines Corporation ("Sublandlord"), dated May 1, 1991, with respect to the buildings at 1500 and 1600 RiverEdge Parkway, Atlanta, Georgia, which Master Lease has been amended and supplemented by that certain Supplemental Agreement dated June 17, 1991, that certain First Amendment to Master Lease and Supplemental Agreement dated November 1, 1991, that certain First Amendment to Master Lease and Supplemental Agreement dated November 1, 1991, that certain Second Supplemental Agreement dated October 26, 1992, that certain Second Amendment to Master Lease dated May 10, 1993, that certain Third Supplemental Agreement dated May 10, 1993, and that certain Third Amendment to Master Lease dated November 18, 1993 (as amended and supplemented, the "Master Lease"), a true and correct copy of which Master Lease is attached hereto as Exhibit A and is incorporated herein by this reference;

         WHEREAS, Trinet Essential Facilities XXIII, Inc. ("Master Lessor") acquired and holds the entire right, title and interest of The Northwestern Mutual Life Insurance Company in and to the Master Lease;

         WHEREAS, Sublandlord and CCI entered into that certain Sublease dated December 17, 1993 (the "Master Sublease") for the second floor and a portion of the first floor of the 1600 RiverEdge Parkway, Atlanta, Georgia (the "Master Sublease Premises"), which Master Sublease has been amended by that certain First Sublease Amendment dated October 31, 1994 and that certain Second Sublease Amendment dated December 9, 1994;

         WHEREAS, CCI and WorldCrest Group, Inc. entered into that certain Sublease dated May 18, 2000 for the first floor portion of the Master Sublease Premises;

         WHEREAS, on May 22, 2000 Sublandlord assigned its rights under the Master Sublease to the Prime Landlord;

         WHEREAS, CCI now desires to sublease the second floor of the Master Sublease Premises identified on Exhibit B attached hereto and incorporated herein by this reference less and except as many offices as necessary in the discretion of CCI for the current employees of CCI who will remain with CCI after the sale of CCI's Adult Bedding Division, such offices to be located as they are on the date hereof or as mutually agreed (the "Sub-Subleased Property") together with a right to use conference rooms, break rooms, restrooms and other common areas and facilities (the "Common Areas") to CCDI, and CCDI desires to accept such sublease, subject to and upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       SUBLEASE

         CCI hereby leases to CCDI, and CCDI hereby rents and leases from CCI, the Sub-Subleased Property and CCI and CCDI agree to cooperatively share the Common Areas and to use their reasonable best efforts to coordinate the use thereof.

2.       TERM

         This Sublease shall commence on the date hereof (the "Commencement Date") and shall expire at 12:00 a.m. midnight on the 29th day of June, 2002; provided, however, that this Sublease may be sooner terminated as provided in the Master Sublease; and provided further, however, that CCI and CCDI may terminate this Sublease without the consent of Master Lessor provided notice of such termination is delivered to Master Lessor. Notwithstanding anything herein to the contrary, CCI shall not voluntarily terminate the Master Sublease prior to the expiration thereof in accordance with the terms thereof, without first obtaining the written consent of CCDI, which consent shall not be unreasonably withheld.

3.       RENT

         As consideration for the sublease hereunder, CCDI shall pay to CCI as rent, without notice, demand, deduction or setoff, the sum of $11,011.32 per month, in advance, on or before the third (3rd) business day prior to the first
(1st) day of each and every successive calendar month during the term hereof, except for the first month's (or partial month's) rent which shall be payable on the Commencement Date. Rent shall be paid by CCDI to CCI at CCI's offices at 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, or such other place as CCI shall direct. Rent for any partial calendar month during the term hereof shall be prorated on a per diem basis.

4.       SUBJECT TO MASTER LEASE AND MASTER SUBLEASE.

         CCI and CCDI hereby acknowledge and agree that this Sublease is and shall during the term hereof be in all respects subject and subordinate to the Master Lease and the Master Sublease and Master Lessor's rights and remedies thereunder, and, in connection with the exercise by Master Lessor of any of such rights or remedies, Master Lessor shall have no obligation to give any notice or take any action other than the notices and actions, if any, required by the terms of the Master Lease or the Master Sublease. CCI and CCDI hereby further acknowledge and agree that if the Master Lease or the Master Sublease shall terminate for whatever reason, this Sublease shall terminate automatically by operation of law without any separate action on the part of the Master Lessor.

5.       TERMS AND CONDITIONS.

         This Sublease and CCDI's use and occupancy of the Sub-Subleased Property pursuant hereto shall be subject to and upon all the terms and conditions set forth in the Master Sublease, and by acceptance hereof CCDI hereby agrees to be bound by each and every obligation of the "Sublessee" thereunder.

6.       MASTER LESSOR OPERATING COSTS.

         From and after January 1, 2002, any and all increases in operating costs of Master Lessor for calendar year 2002 over calendar year 2001 which shall, pursuant to the Master Lease or the Master Sublease, be passed through by Master Lessor to CCI shall be borne one-half by CCI and one-half by CCDI. Additionally, from and after the date hereof, any and all special request charges which Master Lessor shall, pursuant to the Master Lease or the Master Sublease, impose upon CCI shall be borne one-half by CCI and one-half by CCDI until the earlier to occur of (i) December 31, 2001 or (ii) CCI's vacating the Sub-Subleased Property, after which time all of such charges shall be borne entirely by CCDI.

7.       CONSENTS.

         The validity of this Sublease shall be subject to the prior written consent hereto of the Master Lessor.

8.       COUNTERPARTS.

         This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                             [Signatures Next Page]

         IN WITNESS WHEREOF, CCDI and CCI have signed, sealed and delivered this Sublease effective as of the date set forth above.


                                    CROWN CRAFTS, INC.,
                                    a Georgia corporation

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------

                                                               [CORPORATE SEAL]



                                    CROWN CRAFTS DESIGNER, INC.,
                                    a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------

                                                               [CORPORATE SEAL]

                            CONSENT OF MASTER LESSOR

         The undersigned Master Lessor hereby consents to the foregoing Sublease and agrees that the Sublease shall not create a default or give rise to an event of default under the Master Sublease.


                                    MASTER LESSOR:

                                    TRINET ESSENTIAL FACILITIES XXIII, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           ------------------------------------

                                                               [CORPORATE SEAL]

                                                                       EXHIBIT D

                            SHARED SERVICES AGREEMENT


         THIS SHARED SERVICES AGREEMENT (the "Agreement"), dated as of the 23rd day of July, 2001, is made and entered into by and between CROWN CRAFTS, INC., a Georgia corporation ("Crown"), and DESIGN WORKS, INC., a Delaware corporation ("Design Works").

                              W I T N E S S E T H:

         WHEREAS, Crown, Design Works, Design Works Holding Company, the parent corporation of Design Works, and Crown Crafts Designer, Inc., a wholly-owned subsidiary of Crown, have entered into a Merger Agreement (the "Merger Agreement") dated as of July 23, 2001, pursuant to which, among other things, Design Works will merge with and into Crown Crafts Designer, Inc. as of the Closing Date;

         WHEREAS, prior to the Closing Date, Crown used certain technology and personnel resources to support the operation of the Business and the Infant Business, including hardware, software, internet and computer networks and services, local and long distance telephone systems, cellular telephones and record storage systems available to Crown under certain agreements with third parties, certain management, human resources, accounting and financial personnel, and certain other resources (collectively, the "Shared Services"), and effective as of the Closing Date, certain of the Shared Services will be transferred to Design Works;

         WHEREAS, in order to support the Business of Design Works beginning on the Closing Date, and to support the Infant Business of Crown after the Closing Date, each party hereto desires that other party hereto make available certain of the Shared Services owned, held or assumed by such party for the term of this Agreement, all in accordance with the terms and conditions hereof; and

         WHEREAS, the execution and delivery of this Agreement, which is attached as Exhibit D to the Merger Agreement, is a condition to the consummation of the transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, and intending to be legally bound hereby, Crown and Design Works hereby agree as follows:

                           ARTICLE 1. SHARED SERVICES.


         SECTION  1.01 EDI SERVICES.

         (a) Baseline EDI Services. Design Works will provide to Crown the electronic data interchange services more particularly described on Schedule
1.01 attached hereto (collectively, the "Baseline EDI Services") from the Closing Date through the date selected by Crown to terminate the Baseline EDI Services hereunder (the "EDI Termination Date"), provided that (i) the EDI Termination Date is the last business day of any calendar month; (ii) Design Work receives at least sixty days' prior written notice of the EDI Termination Date; and (iii) the EDI Termination Date cannot occur until such time as Crown as transferred its Human Resources ("HR") database off of the AS-400 (as hereinafter defined). Any such notice of the EDI Termination Date shall be irrevocable. Design Works shall use commercially reasonable efforts to provide the Baseline EDI Services to Crown on a continuous basis during the term hereof; provided, however, that Design Works shall only be obligated to provide up to a maximum of 16 2/3 hours per month on a cumulative basis for all Design Works employees for the addition of new documents to the profiles of Crown's existing customers, and any time spent by Design Works employees over such cumulative maximum will be charged to Crown at the Project Rate (as hereinafter defined) for such Design Works employees.

         (b) EDI Project Services. In addition to the EDI Baseline Services, Design Works will provide to Crown for the period set forth in Section 1.01(a) hereof such additional services related to the Conversion (as hereinafter defined) and migration off of Design Works' EDI system (referred to herein as "EDI Project Services"; the Baseline EDI Services and the EDI Project Services are sometimes referred to herein collectively as the "EDI Services") as shall be mutually agreed to by the parties hereto and reduced to writing in a Statement of Work in advance of the provision of such EDI Project Services. Design Works will use commercially reasonable efforts to allocate a sufficient number of Design Works employees to the provision of EDI Project Services; provided, however, that (i) Design Works will not be required to provide the services of its employees hereunder if providing such services would materially restrict such employees' ability to perform their regular services for Design Works; and (ii) Design Works shall not be required hereunder to provide more than the services of one full-time employee. All time spent by Design Works employees in the provision of EDI Project Services for Crown (including all time spent in research, preparation, meetings and conference calls with ROI Systems, Inc. ("ROI")) shall be charged to Crown at the Project Rate in one-half hour time increments for each Design Works employee.

         (c)      Conditions of and Exclusions to EDI Services.

                  (i) Crown will provide the services of one full-time Crown employee that is knowledgeable in the Infant Business who will be responsible for ensuring Crown's compliance with the vendor guidelines of its customers and for notifying Design Works of any changes required in the EDI services for any Crown customer.

                  (ii) Design Works will promptly notify Crown of all orders commingling Design Works products and Crown products.

                  (iii) Crown shall be responsible for all changes of customer setups, for pointing to new mailboxes in the Value Added Area Network, and for Crown's EDI technical architecture.

                  (iv) Enhancements to or upgrades of the EDI Services, computer program source codes and executables shall not be included in the EDI Services provided by Design Works hereunder.

                  (v) Crown shall submit all questions or issues related to the implementation of the EDI Services to ROI before submitting such questions or issues to Design Works.

                  (vi) Design Works shall not be obligated hereunder to convert or upgrade to a new or different EDI translator software package to interface with Crown's translator software package or to meet Crown's computer requirements unless Design Works, in its discretion, elects to do so or the parties hereto reach a separate agreement concerning the sharing of the costs associated with such conversions or upgrades.

                  (vii) Design Works is providing the EDI Services hereunder on a commercially reasonable efforts basis. Without limiting the generality of the foregoing or of Article 3 of this Agreement, Design Works shall not be liable for any errors or omissions in the EDI Services, or any customer chargebacks. Furthermore, Crown shall have sole responsibility for monitoring and ensuring compliance with the EDI requirements of its customers.

         (d) Cost of EDI Services. As compensation to Design Works for the provision of the EDI Services, Crown shall pay Design Works the amount per month set forth below in accordance with the terms of Article 2 hereof for each month during the term set forth in Section 1.01(a) hereof:

                  (i)      $10,000 per month for each of months 1 through 6;

                  (ii)     $15,000 per month for each of months 7 and 8;

                  (iii)    $20,000 per month for each of months 9 and 10;

                  (iv)     $30,000 per month for each of months 11 and 12; and

                  (v) $50,000 per month for month 13 and each month thereafter.

         SECTION 1.02 IT SERVICES.

         (a) Frame Relay Cost and Internet. From the Closing Date through the date of the expiration of Crown's Connectivity Agreement and WANS MNS Agreement on June 16, 2002, Design Works will use commercially reasonable efforts to operate and maintain the frame relay infrastructure and internet connectivity operated by Crown prior to the Closing, and the employees associated therewith (collectively, the "Network"), for Crown in the manner that it was operated and maintained by Crown prior to the Closing. Notwithstanding the foregoing, the parties hereto acknowledge that interruptions in service and system-down situations may occur with the Network that are beyond Design Works' control, and that such interruptions and system-down situations may result in the Network being inoperable from time to time. Design Works shall use commercially reasonable efforts to minimize such interruptions and system-down situations and to restore the operation of the Network as quickly as practicable under the circumstances.

                  (i) The parties hereto agree to share equally (i.e., on a 50/50 basis) the costs more particularly described on Schedule 1.02(a) hereto relating to the Network.

                  (ii) The parties hereto agree that, at the Closing, Design Works will become the owner of the existing Network infrastructure that is located at all Design Works sites, including Design Works' Atlanta office, and that Crown will retain the ownership of the all existing Network infrastructure located at all of Crown's Infant Business sites, but excluding Crown's Atlanta office. If either party hereto establishes its own frame relay or similar WAN infrastructure before June 16, 2002, then such party will remain obligated to pay its share of the costs set forth on
                  Schedule 1.02(a) hereto through June 16, 2002. Any disconnect charges, termination charges or other charges for termination of the Network services are to be paid by the terminating party. All communications with AT&T, the Network service provider, regarding the day-to-day operations of the Network must be initiated through Design Works' Director of Information Technology; provided, however, that Crown may participate in all conferences with Design Works and AT&T regarding the day-to-day operation of the Network.

                  (iii) Design Works will provide to Crown up to ten hours per month of the work time of Messrs. Joe Bruno and Robert Brown, or other Design Works employees who perform duties similar to the duties of Messrs. Bruno and Brown, to provide desktop support services to Crown employees at its Atlanta office during the term set forth in Section 1.02(a) hereof. All time spent by Messrs. Bruno and Brown or such other Design Works employees after the first ten hours in the provision of desktop support services to Crown personnel hereunder shall be charged to Crown at the Maintenance Rate (as hereinafter defined). Crown shall direct all requests for Network or desktop support services to the e-mail HELP desk facility, which will generate a reply upon completion of the service showing all time spent on each request submitted.

                  (iv) Design Works will not provide Network services to Aladdin Manufacturing Corporation ("Aladdin") following the Closing. Receipts for any services performed for Aladdin by Crown prior to the Closing will remain the property of Crown, and any charges by AT&T or other Network service providers for disconnect services or other services arising as a result of Aladdin's migration off of the Network will be obligations of Crown.

                  (v) At the Closing, Design Works shall assume all lease and maintenance obligations, and thereafter Design Works shall pay the lease and maintenance costs of the telecomunications equipment leased from Siemens Corporation through the expiration of such lease and maintenance agreements.

         (b) Internet Domain Name Services and Sharing. The parties hereto agree that the internet domain name and address "crowncrafts.com" is the property of Crown, and will remain the exclusive property of Crown after the Closing. The parties hereto agree that Design Works may share such domain name and address with Crown for a period of three months after the Closing and may receive forwarded email messages which were sent to crowncrafts.com for an additional three months after the expiration of the first three-month period hereunder.

         (c) Dial-Up Networking. Each party hereto will be responsible for the cost of all dial-up internet access service provider agreements as set forth on Schedule 1.02(c) hereto. If the parties hereto negotiate a new agreement for dial-up internet access, such new agreement will provide that Design Works and Crown will be billed separately for such service.

         (d)      SAP System.

                  (i) Crown agrees to provide transition services to Design Works with respect to the SAP America, Inc. ("SAP") FI and CO computer software modules for accounting and financial reporting that Crown operated prior to the Closing (the "SAP System") in accordance with Section 11.3 of that certain SAP America Inc. R/3 Software End-User License Agreement dated as of June 8, 1998, as amended (as so amended, the "SAP Agreement"), for a period of six (6) months after the Closing; provided, however, that Design Works may extend such period for an additional six (6) months by providing written notice of such extension to Crown no later than twenty (20) days prior to the expiration of the initial six (6) month period and so long as Design Works pays all payments, fees and charges of SAP arising out of or related to such extension. After the Closing and during such period (as the same may be extended hereunder) Crown will cooperate in all reasonable respects with Design Works in its efforts to obtain the assignment of the SAP Agreement in accordance with its terms; provided, however, that Crown will not be obligated to compromise or settle any claims that Crown has against SAP or to pay any fees, costs or expenses in connection with such transfer or assignment, including, without limitation, any transfer or assignment fees payable to SAP, and all such fees, costs and expenses will be the exclusive obligation of Design Works; and provided further, however, that if Crown shall so compromise or settle any claims against SAP and/or Plaut, Crown shall use its best efforts to secure as part of such settlement SAP's consent to assign the SAP Agreement to Design Works. Prior to such assignment, and to the extent necessary to grant Design Works the rights contemplated herein under the SAP Agreement, and subject to SAP's Vendor Consent, if necessary, Crown hereby grants to Design Works an exclusive, irrevocable, royalty-free sublicense of all of Crown's licensed rights under the SAP Agreement during the term set forth in this Section 1.02(d) and any extension thereof. If any Dispute over the nature, quality or scope of the SAP System arises hereunder, the prior practice of Crown, SAP and the vendors under the SAP Agreement will be final and binding on the parties hereto.

                  (ii) During the term set forth in this Section 1.02(d) and any extension thereof, Design Works shall use commercially reasonable efforts to operate and maintain the SAP System for both parties hereto in substantially the same manner that it was operated and maintained by Crown prior to the Closing. Notwithstanding the foregoing, the parties hereto acknowledge that interruptions in service and system-down situations with the SAP System may occur that are beyond Design Works' control, and that such interruptions and system-down situations may result in the SAP System being inoperable from time to time. Design Works shall use commercially reasonable efforts to minimize such interruptions and system-down situations and to restore the operation of the SAP System as quickly as practicable under the circumstances. Crown shall remain a user of the SAP System until the completion of the final accounting of Crown on a consolidated basis through the date of the Closing, at which time, Crown will terminate its use of the SAP System. For so long as Crown and Design Works share the SAP System, Crown and Design Works agree to share equally (i.e., on a 50/50 basis) the costs and expenses described on Schedule 1.02(d) attached hereto in connection with the use and support of the SAP System (it being understood that all charges from SAP from periods prior to the Closing Date, as and when finally determined, will remain the sole responsibility of Crown); provided, however, that if ad hoc analyses or investigations are conducted to support customer, governmental or legal inquiries of Crown for any period, and such analyses or investigations require access to SAP System historical data, the development of inquiry programs or responses to questions about the information produced, then Crown shall pay the Maintenance Rate for up to the first two hours of all Design Works employee time spent performing such services hereunder and the Project Rate for all Design Works employee time after the first two hours spent performing such services hereunder; and provided further, however, that all amounts due under the SAP System agreement with EMC Corporation for software maintenance of the EMC disk will remain an obligation of Crown after the Closing. During the term of this Section 1.02(d), Design Works will not terminate or migrate off of the SAP System without giving Crown six months prior written notice. During such notice period, neither party hereto shall be obligated to pay any maintenance costs with respect to the SAP System. If (and only if) Crown has terminated the services set forth in this
                  Section 1.02(d), then Crown will pay Design Works $1,000.00 per month through December 31, 2001, payable by the 15th day of each month, for access to SAP reports, plus the Maintenance Rate of any Design Works employee if assistance is needed by Crown to run such SAP reports.

         (e) Design Works' AS-400 Computer. Design Works shall use commercially reasonable efforts to operate and maintain its IBM AS-400 mainframe computer system (the "AS-400") for accounting and financial reporting and HR record-keeping for both parties hereto in the manner that it was operated and maintained by Crown prior to the Closing from the date hereof through the EDI Termination Date, at which time Crown will have transferred its HR database and record-keeping services off of the AS-400 and the Shared Services provided under this Section 1.02(e) shall cease. Notwithstanding the foregoing, the parties hereto acknowledge that interruptions in service and system-down situations may occur that are beyond Design Works' control, and such interruptions and system-down situations with the AS-400 may result in the AS-400 being inoperable from time to time. Design Works shall use commercially reasonable efforts to minimize such interruptions and system-down situations and to restore the operation of the AS-400 as quickly as practicable under the circumstances. If Design Works must repair, replace or install replacement drives or peripheral equipment on the AS-400 prior to the termination of Crown's use thereof, Crown will pay its pro-rata share (based on the number of months that Crown uses the AS-400 pursuant hereto and the total number of months that such drives or peripheral equipment may be depreciated under generally accepted accounting principles) of the costs and expenses associated therewith as set forth on Schedule 1.02(e) attached hereto; provided, however, that if such drives or peripheral equipment were repaired, replaced or installed primarily to facilitate the performance by Design Works of services for Crown hereunder, Crown shall be responsible for all of the costs and expenses associated therewith unless Crown elects to terminate the AS-400 services provided hereunder upon 30 days prior written notice to Design Works. If Design Works is required to perform ad hoc analyses or investigations to support customer, governmental or legal inquiries of Crown for any period, and such analyses or investigations require the use of the AS-400, Crown shall pay Design Works the Project Rate for all Design Works employees used to perform such services. Further, if Design Works is required to provide periodic services to support the historical archiving of all of Crown's legal entity electronic information, then Crown shall pay the Maintenance Rate for up to the first two hours of all Design Works employee time spent performing such services hereunder and the Project Rate for all Design Works employee time after the first two hours spent performing such services hereunder. Notwithstanding the terms of
Section 3.01 hereof to the contrary, Design Works will warrant that all AS-400 program problems and failures with ongoing services will be corrected as soon as practicable, but Design Works will not be responsible for customer chargebacks incurred by Crown as a result of such problems or failures. During the term of this Section 1.02(e), Design Works shall not terminate or migrate off of the AS-400 without giving Crown 12 months prior written notice.

         (f) Long Distance Telephone Service. Until such time as Design Works transfers its long distance telephone service to another carrier, Crown shall provide Design Works with access to Crown's long distance telephone service, and Design Works shall pay its pro-rata share (calculated by dividing the number of Design Works employees occupying its Atlanta offices as of the date of the Closing by the total number of employees of both Design Works and Crown that occupy their respective Atlanta offices as of the date of the Closing) of the actual cost of Crown's long distance service, including, without limitation, all taxes, special charges, fees and assessments, under Crown's AT&T long distance telephone service agreement. All other costs, fees and expenses shall be the obligation of Crown. The parties hereto agree that the pro rata calculation set forth in this Section 1.02(f) will be revised at the end of each consecutive 90-day period during the term of this Section 1.02(f) to accurately reflect the employee census numbers at the parties' respective Atlanta offices; provided, however, that Crown shall have no obligation to make payments under this Section 1.02(f) for periods after Crown has vacated its Atlanta offices. During the term of this Section 1.02(f), Crown shall not terminate its AT&T long distance service without giving Design Works 90 days prior notice.

         (g)      Atlanta Phone Systems, Coverage and Dial Tone.

                  (i) Until such time as Design Works transfers its local telephone service to another carrier, Crown shall provide Design Works with access to Crown's local and dial tone telephone service, and Design Works shall pay its pro-rata share (calculated by dividing the number of Design Works employees occupying its Atlanta offices as of the date of the Closing by the total number of employees of both Design Works and Crown that occupy their respective Atlanta offices as of the date of the Closing) of the actual cost of Crown's local telephone service, including, without limitation, all taxes, special charges, fees and assessments, under Crown's AT&T local telephone service agreement. All other costs, fees and expenses shall be the obligation of Crown. The parties hereto agree that the pro rata calculation set forth in this Section 1.02(g) will be revised at the end of each consecutive 90-day period during the term of this Section 1.02(g) to accurately reflect the employee census numbers at the parties' respective Atlanta offices; provided, however, that Crown shall have no obligation to make payments under this Section 1.02(g) for periods after Crown has vacated its Atlanta offices. During the term of this Section 1.02(g), Crown shall not terminate its AT&T local telephone or dial tone service without giving Design Works 90 days prior notice. At the Closing, Design Works will assume Crown's dial tone service agreement and will thereafter be responsible for such dial tone service agreement through the date of its termination or expiration.

                  (ii) As set forth in Section 1.02(a)(v) hereof, Crown's lease agreement with respect to its Siemens 9200 switch (the "PBX Switch") and the maintenance contract associated therewith will be transferred and assigned to Design Works at the Closing, the total cost of which equals $6,206 per month. Crown shall be obligated to pay its pro-rata share, as calculated and adjusted in Section 1.02(g)(i) above, of such total monthly cost, as well as any other charges from the service vendor of the PBX Switch that are not covered by such lease or maintenance agreement. All ad hoc charges from the vendor of the PBX Switch to reconfigure telephones or to set up new users will be charged to the party who initiated such service, and shall be invoiced and paid as provided in Article 2 hereof. All costs and expenses associated with establishing a routing tree and an auto-attendant within the PBX Switch system to distribute calls between Design Works and Crown during the term hereof will be shared equally (i.e., on a 50-50 basis).

                  (iii) Notwithstanding the foregoing, Design Works shall keep the telephone numbers at all Design Works locations, including its Atlanta office main number.

         (h) Cell Phones. Design Works will cancel all of its AT&T cell phone agreements, effective as of the end of the next succeeding billing period after the Closing, and will return all AT&T cell phones to Crown on such date. At the Closing, Design Works will receive all cell phones and assume all cell phone agreements of Crown with respect to Design Works employees with any carrier other than AT&T, and Crown will assign the agreements relating to such cell phones to Design Works.

         (i) Other Computer Software and Applications. At the Closing, certain of the computer software and applications included in the Intellectual Property transferred to Design Works in connection with the Business will be needed by Crown after the Closing in connection with its operation of the Infant Business, and certain of the computer software and applications retained by Crown after the Closing in connection with the Infant Business will be needed by Design Works in connection with its operation of the Business. Accordingly, after the Closing and subject to the receipt of Vendor Consents, each of the parties hereto grants to the other party hereto a royalty-free right to continued access to and use of such computer software and applications in connection with the operation of the Business or the Infant Business, as the case may be; provided, however, that nothing in this Section 1.02(i) shall be deemed to grant Crown any right of access or use of computer software and applications related to the EDI Services (Crown's rights with respect the EDI Services being governed exclusively be Section 1.01 hereof). If the parties hereto cannot obtain Vendor Consents with respect to the rights granted pursuant to this Section 1.02(i) on or prior to the Closing Date, then Design Works and Crown shall continue to use all reasonable efforts to obtain any such Vendor Consents after the Closing Date until such time as such Vendor Consents have been obtained, and each of the parties hereto will cooperate in all reasonable respects with the other party hereto in any lawful and economically feasible arrangement to ensure that each party hereto shall receive the benefits under any such instrument, contract, lease or other agreement or arrangement, including performance by the other party hereto as agent, if economically feasible; provided that each party hereto shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent such party would have been responsible therefor hereunder if such Vendor Consent had been obtained; and provided further that nothing herein shall require either party hereto to pay or forfeit any fees or make any other type of payment to any third party other than payments due under existing agreements in order to obtain their Vendor Consent, it being understood that any such fees and payments which are paid with the consent of either party hereto shall be the sole responsibility of the consenting party. Nothing in this Section 1.02(i) shall be deemed to modify or supersede any of the provisions of this Agreement with respect to other computer hardware and software specifically provided for elsewhere herein.

         (j)      Third Party Agreements.

                  (i) Design Works and Crown acknowledge and agree that certain of the services set forth in this Section 1.02, including certain hardware, software, equipment, computer networks, internet service access, local and long distance telephone service and cell phone service, the maintenance and support of the foregoing and certain personnel associated therewith, are provided to the parties hereto by third party vendors in accordance with agreements (the "IT Agreements") between Crown and such vendors. Design Works and Crown further acknowledge and agree that after the Closing, certain of the IT Agreements will be assumed by Design Works pursuant to the Merger Agreement. The parties hereto have identified on
                  Schedule 1.02(j) attached
                  hereto certain of the IT Agreements; however, the term "IT Agreements" as used in this Agreement shall include all agreements between Crown and Design Works and third parties which directly relate to or support the information and technology operations of the Business and the Infant Business.

                  (ii) In furtherance of its obligation under this Section 1.02, the party hereto retaining or assuming such IT Agreements, as the case may be, shall (A) maintain such IT Agreements in full force and effect, and (B) subject to the receipt of the Vendor Consents (as hereinafter defined), make available (and cause the applicable IT Agreement vendors to make available) to the other party hereto the services available to the providing party hereto under such IT Agreements. To the extent necessary to grant the party hereto receiving such services under this Section 1.02 the rights contemplated herein under the IT Agreements, and subject to the receipt of the Vendor Consents, the party hereto retaining or assuming, as the case may be, the IT Agreements hereby grants to the other party hereto an exclusive, irrevocable sublicense of all of the retaining or assuming party's licensed rights under the IT Agreements during the term of this Agreement.

                  (iii) The party hereto retaining or assuming such IT Agreements shall use its commercially reasonable efforts to obtain appropriate written authorizations ("Vendor Consents") permitting such party to make available to the other party hereto the services described in this Section 1.02 under the IT Agreements. The party hereto retaining or assuming such IT Agreements shall be responsible for making any payments associated with obtaining the Vendor Consents, and shall provide the other party hereto with written evidence of having obtained such Vendor Consents no later than fifteen (15) days following the Closing.

                  (iv) From and after the Closing Date, the party hereto retaining or assuming such IT Agreements shall pay all royalties, license fees and other contract charges and fees due under the IT Agreements, and the other party hereto shall pay the retaining or assuming party hereto for such other party's use of the services as set forth in this Agreement.

         SECTION  1.03 CLAIMS AND RECORD RETENTION.

         (a) Claims Processing - Customer Deductions. After the Closing and for a period of twelve consecutive months, Design Works will cooperate with Crown in all respects to provide documentation with respect to customer issues arising after the Closing. During such period, to the extent customer deductions are made from payments to Design Works that relate to Crown's woven products division, Design Works will provide sufficient documentation to Crown to show that such deductions relate to such woven products division, and Crown will reimburse Design Works for the full amount of such deductions by the 15th day of the calendar month following the calendar month during which such deductions were incurred. Also during such period, to the extent customer deductions are made from payments to Crown that relate to the Business, Crown will provide sufficient documentation to Design Works to show that such deductions relate to the Business, and Design Works will reimburse Crown by the 15th day of the following calendar month the full amount of such deductions. Design Works and Crown each agrees to promptly remit to the other party hereto payments meant for the other party and shall promptly notify the other party of questionable payments so that both parties can determine who the rightful payee is. To the extent that either party hereto receives returns of inventory from the customers of the other party hereto, the parties agree to deliver such inventory returns to the party hereto that owns such inventory returns at the following locations:

            If to Design Works, to:  Design Works, Inc.
                                     225 Crown Boulevard
                                     Timberlake, North Carolina  27583

            If to Crown, to:         Crown Crafts, Inc.
                                     1414 North Airline Highway
                                     Gonzalez, Louisiana  70737

All freight and handling charges (including insurance) associated with such inventory returns shall be paid by the party hereto that properly owns the inventory being returned.

         (b)      Corporate Records Retention.

                  (i) All monthly rental costs associated with the storage spaces located in Calhoun, Georgia at Bryan's Mini-Warehouses and at Pine Street Rentals for storage of Crown's and Design Works' corporate records, or any additional or substitute facilities used for such purposes so long as the aggregate cost of such storage spaces to Crown hereunder does not increase above the rate paid by Crown for the current facilities (collectively, the "Records Storage Space") will be paid by Design Works, and all leases and rental agreements with respect to the Records Storage Space will be assumed by Design Works at the Closing. For so long as any Crown corporate records are maintained at the Records Storage Space, upon presentation of a monthly invoice from Design Works to Crown for an amount equal to one half of the monthly rent for the Records Storage Space, Crown will reimburse Design Works for one half of such rental costs.

                  (ii) At Crown's request, Design Works will assist Crown in locating Crown's corporate records at the Records Storage Space. Crown agrees to pay Design Works the Maintenance Rate for all time spent by Design Works employees pursuant to this
                  Section 1.03(b)(ii) using lowest rate qualified person available on Schedule 2.01 hereto.

                  (iii) Beginning on the date that is six months after the date hereof and at six-month intervals thereafter during the term of this Agreement, Design Works will review the corporate records of Crown located at the Records Storage Space to determine if any corporate records may be disposed of. With the prior written consent of Crown, Design Works will dispose of all corporate records determined to be disposable, and Crown will pay Design Works the Maintenance Rate for all time spent by Design Works employees pursuant to this Section 1.03(b)(iii) using the lowest rate qualified person available on Schedule 2.01 hereto, plus one-half of all other costs associated with the disposal thereof, including temporary labor, disposal fees and landfill fees. All corporate records in electronic or hard copy form will be maintained for the time periods prescribed by the rules and regulations of the Internal Revenue Service.

                  (iv) Crown agrees to relocate all Crown corporate records within twelve months of the Closing Date.

         SECTION 1.04 HUMAN RESOURCES.

         (a) Transition Services. For a period of three months after the Closing, Design Works will make available to Crown the services of Angela Sanford to assist Crown with the transition of its HR support services after the Closing (not to exceed twenty hours per week). Design Works will also make Ms. Sanford available to Crown for a period of one year after the Closing to maintain Crown's personnel records and files, so long as such services do not interfere with her duties for Design Works. The parties hereto agree that all time spent by Design Works' HR personnel in the performance of duties for Crown hereunder will be charged to Crown at the Maintenance Rate. Design Works will also provide to Crown at no additional charge to or expense of Crown one complete copy of Crown's HR database in Design Works' standard flat-file format. All costs associated with any queries, copies or extracts requested by Crown after the delivery of such complete copy will be charged to Crown at the Project Rate.

         (b) Contracted HR Services. After the Closing, Design Works and Crown will each separately contract with Taylor & Co, Crown's outside benefits consultant prior to the Closing, or another benefits consultant of its choosing, to create and maintain, or to obtain coverage for, healthcare and welfare benefits plans, including 401(k) plans, meeting its needs. The costs, fees and expenses of Taylor & Co or such other benefits consultant after the Closing will be borne by the party hereto receiving such services based on its separate agreement with Taylor & Co. or such other benefits consultant, and neither party hereto shall be responsible for any obligation of the other party hereto with respect to the healthcare or welfare benefits of such other party after the Closing.

         SECTION 1.05. ACCOUNTING AND FINANCIAL SERVICES. Schedule 1.05 attached hereto sets forth a list of the accounting and finance staff of Design Works available to provide services to Crown after the Closing. After the Closing and through the date that Crown's books are closed and financial statements have been prepared for the period from the end of the fiscal year prior to the Closing through the date of the Closing, Design Works' accounting staff will provide to Crown accounting and financial support services to enable Crown's books to be so closed as of the Closing Date and will provide all assistance reasonably requested by Crown to prepare and finalize financial statements for such period. In exchange for the services provided in this Section 1.05, Crown will pay Design Works a fee of $5,500 per week, payable weekly within ten calendar days of the end of each such week (with a minimum aggregate payment to Design Works of $33,350.00); provided, however, that if the times for the performance of such services exceed the times set forth on Schedule 1.05 hereto, then the parties hereto will negotiate in good faith an increase to the cost of such services beyond such times or either party hereto may terminate services hereunder. All staff allocations and time conflicts shall be reviewed and agreed to by Dennis Cochran and representatives of Crown before any final determination shall be made. The $5,500 weekly rate set forth above is predicated upon the continuing employment of Carl Texter by Crown; if Mr. Texter shall cease to be so employed, Design Works shall be entitled to an increased weekly rate, which rate shall be determined by the mutual agreement of the parties hereto. In addition, to the extent that any Crown employees remain on the payrolls processed by Design Works' employee, Debra Peeples (or her replacement), after the Closing, Crown will pay Design Works at the end of each pay period processed by Ms. Peeples (or her replacement) during the term hereof an amount equal to $2,500 multiplied by a fraction, the numerator of which is the number of Crown employees on the payroll and the denominator of which is the total number of employees of Crown and Design Works; provided, however, that if the Closing occurs at any time prior to the last day of any pay period, such payment obligation shall not commence until the end of the pay period immediately following the pay period during which the Closing occurs. Any additional accounting and financial services performed by Design Works or Crown personnel for the other party hereto (including research, preparation time, meetings and conferences) will be charged to the party receiving such services at the Maintenance Rate for all employee time spent up to the first two hours and at the Project Rate for all employee time spent after the first two hours. If either party shall request conferences or meetings hereunder, all time spent by the other party's employees on such matter (including research and preparation time) will be charged to the requesting party at the Maintenance Rate for any request that takes one hour or less of the work time of an employee and at the Project Rate for any request that takes more than one hour of the work time of an employee (unless such time is chargeable to the requesting party under any other section of this Agreement).

         SECTION 1.06 LEGAL DEPARTMENT. Crown's in-house counsel and legal department will remain with Crown after the Closing. Crown agrees to provide the services of such counsel and legal department to Design Works for a period of three months after the Closing, so long as not more than 25% of such counsel's and legal department's work time is spent performing services for Design Works hereunder. Any requests for services by Design Works that require one hour or less of work time will be charged at the Maintenance Rate, and all requests for services by Design Works that require more than one hour of work time will be charged at the Project Rate.

         SECTION 1.07 MISCELLANEOUS OFFICE EXPENSES. Office supplies at Crown's Atlanta office will become the property of Design Works at the Closing. Crown may use reasonable amounts of such office supplies at no charge during the period that Crown and Design Works share the Atlanta office space.

         SECTION 1.08 MATTERS RELATING TO PLAUT AND SAP. All outstanding obligations of Crown to Plaut Consulting, Inc. ("Plaut") and SAP prior to the Closing that arise out of or relate to the acquisition, modification and installation of SAP's enterprise-wide software shall remain an obligation of Crown after the Closing. After the Closing and upon Crown's request, Design Works will provide services of its employees for a reasonable time to consult with counsel, negotiate settlement agreements or for any other purpose relating to the subject matter of this Section 1.08. All files and documents related to such matters in the possession of any Design Works employee will be turned over to Crown at the Closing. All time spent by such Design Works employees on such matters (other than all time spent by Michael H. Bernstein during the first 30 days after the Closing negotiating settlements with Plaut and/or SAP, which will be provided to Crown free of charge) will be charged to Crown at the Maintenance Rate for any request that takes one hour or less of the work time of a Design Works employee and at the Project Rate for any request that takes more than one hour of the work time of a Design Works employee. If Crown settles its disputes with Plaut and SAP with respect to unpaid invoices during the six month period following the Closing Date, Crown and Design Works agree to share equally (i.e., on a 50/50 basis) all of the settlement proceeds paid to Crown as a result of such settlement until Crown has paid $100,000 of such settlement proceeds to Design Works, after which all additional settlement proceeds shall be retained by Crown.

         SECTION 1.09 CONVERSION TO CROWN'S SYSTEMS; SHARING OF INFORMATION.

         (a) Conversion. Immediately upon the execution and delivery of this Agreement, Design Works will reasonably cooperate with Crown in its formulation of a reasonable plan to convert certain of the Shared Services to its systems or the systems of third parties designated by Crown (the "Conversion") at the sole cost and expense of Crown. Representatives of the parties hereto may (at either party's request) meet periodically to review Crown's Conversion plan hereunder and may regularly communicate on the progress of the Conversion, the feasibility of the Conversion dates set forth in such Conversion plan and such other matters which may affect the smooth and efficient transition of such Shared Services to Crown hereunder. All issues and problems experienced by Crown during the Conversion will be identified at such review meetings, and the parties hereto will attempt to resolve all such issues and problems thereat. If the parties hereto cannot resolve such issues and problems at such review meetings, such issues and problems will be submitted to the President or the Chief Financial Officer of each of the parties hereto, who will attempt to resolve such issues and problems within three business days. If such officers cannot resolve such issues and problems within such three-business day period, then the resulting Dispute (as hereinafter defined), if any, will be subject to the terms of Article 8 hereof. Each of the parties hereto will cooperate with all reasonable requests of the other party made necessary to effectuate the Conversion in a timely and efficient manner. All time spent by Design Works or Crown employees on such matters (including research, meetings, conferences and preparation therefor) will be charged to the party requesting such services at the Maintenance Rate for any request that takes one hour or less of the work time of a Design Works or Crown employee and at the Project Rate for any request that takes more than one hour of the work time of a Design Works or Crown employee.

         (b) Operational Information. Each of the parties hereto shall provide to the other party hereto, unless prohibited by law, the IT Agreements or the Vendor Consents to which such party has access as of the Closing to permit such other party hereto to have access to the Shared Services and for Crown to commence the Conversion. Each of the parties hereto acknowledges and agrees to comply with each of the covenants of the IT Agreements with respect to the protection of security and operational information and will not disclose such information except in accordance therewith. All program source code, tables or objects stored in the AS-400 program libraries shall become and remain the sole property of Design Works. If, prior to the Closing, Crown receives portions of such source code in connection with the Conversion of Crown's EDI Services, Crown may continue to have access to such portions of such source code after the Closing.

         SECTION 1.10 SPECIAL SERVICES. Neither Crown nor Design Works shall have any obligation whatsoever to provide any services or items not specifically included herein. During the term of this Agreement, the parties hereto will consult with each other in good faith, as required, with respect to the furnishing of project work, special or additional services, extraordinary items and the like by either of the parties hereto. However, no work, services or items shall be done expect pursuant to a written agreement between the parties hereto outlining the scope of the work to be done, signed by the Chief Financial Officers of the parties hereto, and setting forth the estimated cost of such projects, services or items under this Section 1.10.

         SECTION 1.11 PERFORMANCE OBLIGATIONS.

         (a) Vendor Interface. During the term of this Agreement, each of the parties hereto will be responsible for interfacing with the vendors and service providers under the IT Agreements to which it is a party with respect to any performance issues which may arise in connection therewith, and such party will diligently work with such vendors and service providers and the other party hereto to resolve any disputes or concerns relating to performance under the IT Agreements in a timely and efficient manner and to the reasonable satisfaction of such other party hereto.

         (b) Proving Party's Performance. The parties hereto acknowledge and agree that the proper performance of their respective obligations with respect to the Shared Services is critical to the successful operation of the Business and the Infant Business by Design Works and Crown, respectively, after the Closing. Notwithstanding the foregoing, each party hereto acknowledges that the other party hereto is not in the business of providing the Shared Services and that, except as otherwise set forth herein, such party does not, and will not, warrant the performance of the Shared Services to the other party hereto. In the event of an error or omission in the provision of any of the Shared Services, the parties hereto agree to assist each other in promptly resolving such error, omission or failure. Each of the parties hereto shall make the Shared Services available to the other party hereto substantially in the same manner as such services were provided to Crown prior to the Closing. Each of the parties' obligations to provide any Shared Service hereunder is conditioned upon it obtaining the Vendor Consents, as well as all necessary governmental licenses, approvals and permits required to provide such Shared Services. In the event that either of the parties hereto fails to reasonably perform its obligations under this Agreement, and such failure results in a material adverse impact to the other party hereto in its operation of the Business or the Infant Business, as the case may be, such party shall notify the other party hereto in writing of such failure of performance. If such failure continues for ten days following receipt of such written notice, then the party sending such notice may submit such failure of performance and the facts and circumstances underlying such failure to the President or the Chief Financial Officer of each of the parties hereto, who will attempt to cure such failure or to agree to a plan to cure such failure within ten days thereafter. If such officers cannot cure such failure or agree to a plan to cure such failure within such ten-day period, then the party sending such notice shall have the right, immediately upon written notice to the other party hereto, to (A) terminate this Agreement and be relieved of any further obligations (including payment obligations) to the failing party hereunder; and (B) engage a third party or parties (including, without limitation, the vendors and service providers under the IT

Agreements) to perform the Shared Services and other obligations of the Providing Party hereunder until the expiration of the term for providing such Shared Service (provided that the failing party shall have no responsibility for the fees or expenses associated with the performance of such Shared Services by such third party or parties).

                  ARTICLE 2. FIXED CHARGES, EXPENSES AND FEES.

         SECTION 2.01 FIXED CHARGES AND ADDITIONAL EXPENSES.

         (a) Maintenance and Project Rates. Except as otherwise provided herein, certain of the employees of Crown and Design Works who perform services hereunder will be billed to the other party hereto at either the Maintenance Rate or the Project Rate in accordance with the provisions of Article 1 hereof. As used in this Agreement, (i) the term "Maintenance Rate" shall mean the hourly rate per employee set forth in the Column 1 of Schedule 2.01 attached hereto, and (ii) the term "Project Rate" shall mean the hourly rate per employee set forth in Column 2 of Schedule 2.01 attached hereto.

         (b) Payment Terms. Unless otherwise noted, all amounts due between the parties hereto shall be invoiced and paid as follows:

                  (i) The party providing the particular Shared Service will prepare an invoice for each separate Shared Service by the 30th day of the calendar month following the calendar month during which the performance of such Shared Service occurred and will submit such invoice to the Chief Financial Officer of the other party hereto. The amount payable pursuant to such invoice shall be due and payable in full by the other party hereto on net 15-day terms. All special projects pursuant to Section 1.10 hereof will be progress-billed.

                  (ii) If any amounts due hereunder are not paid in full when due, and such failure continues for ten business days after receipt of written notice of such failure to pay by the non-breaching party hereto, then the non-breaching party may terminate the Shared Service for which payment was not received, terminate this Agreement and be relieved of any further obligations (including payment obligations) to the breaching party hereunder and accelerate all future payments hereunder for the Shared Service for which payment was not received.

         (c) No Obligation without Vendor Consent. Notwithstanding the foregoing, but subject to the terms of Section 1.02(i) hereof, the parties' respective obligations to pay for the Shared Services hereunder is conditioned on the party providing such Shared Service obtaining the Vendor Consents required by Section 1.02(j) above.

                  ARTICLE 3. LIMITATIONS OF LIABILITY/WARRANTY.

         SECTION 3.01 NO LIABILITIES OR WARRANTIES. Each of the parties hereto agrees that neither the other party hereto nor any of its directors, officers, agents, representatives and employees shall have any liability, whether direct or indirect, in contract or tort or otherwise, to such party for or in connection with the Shared Services rendered or to be rendered pursuant to this Agreement, the transactions contemplated hereby, or any actions or inactions of the such other party or any of its directors, officers, agents, representatives and employees in connection therewith, except for Damages (as hereinafter defined) which have resulted from the fraud, gross negligence or willful misconduct of such other party hereto or any of its directors, officers, agents, representatives and employees relating thereto. EXCEPT AS SET FORTH HEREIN, EACH OF THE PARTIES HERETO MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND EACH OF THE PARTIES HERETO SPECIFICALLY DISCLAIMS, ANY IMPLIED WARRANTIES, WITH RESPECT TO THE SHARED SERVICES OR THE EMPLOYEES TO BE PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         SECTION 3.02 LIMITATION. In no event shall either party hereto be liable to the other for special, punitive, incidental or consequential damages, including, without limitation, lost profits or loss of business reputation, that arise out of or relate in any way to this Agreement.

         SECTION 3.03 THIRD PARTY CONSULTANTS. If, because of employee turnover, either party hereto is required to retain a third party consultant to render services to the other party hereunder, the party retaining such consultant shall be entitled to invoice the other party, and the other party shall pay, that portion of the costs and expenses of such third party consultant that exceed the costs of the employee for whom such consultant substitutes.

                ARTICLE 4. INTEGRITY AND CONFIDENTIALITY OF DATA.

         SECTION 4.01 ACCESS TO AND USE OF DATA. During the term of this Agreement, and subject to the terms of any Vendor Consent, the parties hereto shall continue to have access to and the use of all records, data files (and the data contained therein other than computer software source code or any data files pertaining thereto except as set forth in Section 1.09(b) hereof and in
Schedule 1.01 hereto), input materials, reports and other materials (collectively, the "Data") received, computed, developed, processed or stored by or for Crown prior to the Closing Date and all Data received, computed, developed, processed or stored for either of the parties hereto by, or provided by either of the parties hereto to, the other party hereto pursuant to this Agreement after the Closing Date.

         SECTION 4.02 CONFIDENTIALITY. The parties hereto acknowledge that, in the course of the performance of their respective obligations pursuant to this Agreement, each may obtain certain confidential or proprietary information of the other or its affiliates or customers, including, without limitation, the Data and the terms and conditions of this Agreement. Each party hereto hereby agrees that all information communicated to it by the other party hereto, its affiliates or customers, whether before or after the Closing, shall be kept and was received in strict confidence and shall be used only in accordance with this Agreement, and shall not be disclosed by the other party, its agents or employees without the prior written consent of the non-disclosing party. In the event that either party hereto either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process to disclose or provide information of the other party hereto that is subject to the confidentiality provisions hereof, such party shall notify the other party hereto prior to disclosing and providing such information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party hereto. Subject to the foregoing, the party hereto that receives such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process. Furthermore, the parties hereto shall take reasonable steps necessary to ensure that all information and records relating to the Business and the Infant Business are kept strictly confidential. Notwithstanding the above, this Agreement imposes no obligation on either party hereto with respect to information that is or becomes a matter of public knowledge through no fault of such party, is rightfully obtained by either party hereto from a third party not in violation of any duty of confidentiality, is disclosed by either party hereto to a third party without a duty of confidentiality imposed upon the third party, or is independently developed by either party hereto without reference to any proprietary or confidential information of the other party hereto.

         SECTION 4.03 EMPLOYEE CONFIDENTIALITY AGREEMENTS. Each party hereto shall cause all of its employees and all other agents and representatives that will have access to the Data of the other party hereto or any of its other confidential or proprietary information after the Closing to sign a confidentiality agreement restricting their ability to disclose the Data or other confidential or proprietary information of such other party hereto without the prior written consent thereof.

                           ARTICLE 5. INDEMNIFICATION.

         SECTION 5.01 PROMISE TO INDEMNIFY. Each party hereto (referred to in this Article 5 as the "Indemnifying Party") covenants and agrees to defend, indemnify and hold harmless the other party hereto (referred to in this Article 5 as the "Indemnified Party") from and against all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incurred in connection therewith) (collectively, "Damages") arising out of or resulting from (a) any breach of or failure by the Indemnifying Party to comply with any agreement or covenant set forth in this Agreement or any schedule or exhibit hereto (other than those, if any, the performance of which shall have been waived in writing by the Indemnified Party); (b) any error, omission or wrongful conduct of the Indemnifying Party in the performance of the IT Agreements; or (c) any claim by any of the Indemnified Party's employees that arises out of or is based upon any act, error or omission by the Indemnifying Party; provided, however, that nothing in this Section 5.01 shall create any liabilities or warranties expressly excluded pursuant to
Section 3.02 hereof.

         SECTION 5.02 PROCEDURE FOR THIRD PARTY CLAIMS.

         (a) If the Indemnified Party receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any action, suit or proceeding (an "Action"), or if the Indemnified Party determines the existence of any such claim or the commencement by any such third party of any Action, whether or not the same shall have been asserted (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which the Indemnifying Party is or may be obligated to provide indemnification, the

Indemnified Party shall notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim within thirty days of the assertion thereof, and within ten days of receipt of notice of the filing of any Action based upon such assertion, or, with respect to a claim not yet asserted against the Indemnified Party, promptly upon the determination by an executive officer of the Indemnified Party of the existence of the same; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

         (b) The Indemnifying Party shall have thirty days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable, provided that the Indemnifying Party shall hold the Indemnified Party harmless from all of its out-of-pocket expenses, including reasonable attorneys' fees (including the allocated costs and expenses of in-house counsel and legal staff), incurred in connection with the Indemnified Party's cooperation. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld); provided that, other than in the event of a conflict of interest requiring the retention of separate counsel, the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including, without limitation, any admission by the Indemnified Party. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such Indemnifiable Claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld or delayed.

         (c) If the Indemnifying Party does not notify the Indemnified Party within thirty days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

                          ARTICLE 6. TERM; TERMINATION.

         SECTION 6.01 TERM. The term of this Agreement shall commence immediately upon the Closing and, unless otherwise terminated pursuant to this
Article 6, shall continue until the expiration of the longest term specified in
Article 1 hereof for the provision of the Shared Services.

         SECTION 6.02 TERMINATION. Notwithstanding the terms of Section 6.01 hereof, this Agreement may be terminated at any time prior to the expiration of the term hereof (a) by mutual agreement of the parties hereto; or (b) by either of the parties hereto as set forth in Sections 1.11(b) and 2.01(b)(ii) and
Article 7 hereof.

         SECTION 6.03 EFFECT OF TERMINATION OR EXPIRATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.02 hereof, or the expiration of the term hereof in accordance with Section 6.01 hereof, this Agreement shall become void and have no further force or effect, except that the provisions of Articles 4, 5 and 8 hereof shall survive any such termination and abandonment hereof.

                            ARTICLE 7. FORCE MAJEURE.

Any failure or omission by either party hereto in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability if the same arises from any cause or causes beyond the control of such party, including, without limitation, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume the performance hereof whenever such causes are removed. Notwithstanding the foregoing, if such party cannot perform hereunder for a period of forty-five days due to such cause or causes, the affected party may terminate this Agreement by providing written notice to the other party hereto.

                         ARTICLE 8. DISPUTE RESOLUTION.

         SECTION 8.01 ARBITRATION. If a dispute, controversy or claim ("Dispute") arises between the parties hereto relating to the interpretation or performance of this Agreement or any documents or agreements ancillary hereto, or a Dispute arises with respect to the grounds for the termination hereof, then unless otherwise mutually agreed, such Dispute shall be submitted to final and binding arbitration under the then-current Commercial Arbitration Rules of the American Arbitration Association ("AAA") by three arbitrators in Atlanta, Georgia. Such arbitrators shall be selected by the mutual agreement of the parties hereto or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty days of the completion of such arbitration. The prevailing party in such arbitration shall be entitled to expenses, including, without limitation, costs and reasonable attorneys' and other professional fees, incurred in connection with such arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrators shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party hereto.

         SECTION 8.02 COURT ACTION. Any Dispute regarding the following is not required to be negotiated or arbitrated prior to seeking relief from a court of competent jurisdiction: (a) breach of any obligation of confidentiality; (b) infringement, misappropriation or misuse of any intellectual property right; or (c) any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties hereto or to others; provided, however, that the parties to the Dispute shall make a good faith effort to negotiate or arbitrate such Dispute, according to the above procedures, while such court action is pending.

         SECTION 8.03 CONTINUITY OF SERVICE AND PERFORMANCE. Unless this Agreement is terminated in accordance with its terms or unless otherwise agreed in writing, the parties hereto will continue to provide service and honor all other commitments under this Agreement and each schedule, document and agreement ancillary hereto during the course of dispute resolution pursuant to the provisions of this Article 8 with respect to all matters not subject to such Dispute.

                         ARTICLE 9. GENERAL PROVISIONS.

         SECTION 9.01 MANAGEMENT OF THIS AGREEMENT. Crown's Chief Financial Officer and Design Works' Chief Financial Officer shall endeavor to establish appropriate mechanisms for the management of this Agreement.

         SECTION 9.02 FURTHER ASSURANCES. Subject to Section 1.10 hereof, the parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as either party hereto may at any time and from time to time reasonably request in order to better assure and confirm unto each party hereto its respective rights, powers and remedies conferred hereunder.

         SECTION 9.03 EXPENSES. Except as otherwise specifically set forth in this Agreement, each party hereto shall bear its own costs, charges and expenses.

         SECTION 9.04 ASSIGNMENT AND DELEGATION OF RIGHTS AND DUTIES. Neither party hereto shall have the right to assign its rights or delegate its duties hereunder without the prior written consent of the other party hereto, provided that either party that delegates any duties hereunder remains liable for the performance thereof. Subject to the foregoing limits, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 9.05 RELATIONSHIP OF PARTIES. It is acknowledged and agreed by the parties hereto that no joint venture, partnership, employment or, except as otherwise provided herein, any other relationship is intended, accomplished or embodied in this Agreement.

         SECTION 9.06 COMMUNICATION/USE OF NAME. Except as otherwise provided herein, each party hereto agrees not to use the name of the other party hereto in communications with third parties, including, without limitation, advertising or marketing material, related to this Agreement without the prior written consent of such other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 9.07 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered by hand, (b) mailed by registered or certified mail (return receipt requested) (c) deposited with a nationally recognized courier, such as

Federal Express, for next business day delivery, or (d) telecommunicated and immediately confirmed both orally and in writing, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or so telecommunicated or the next business day following deposit with such courier or on the third business day following the date on which so mailed, if deposited in a regularly-maintained receptacle for United States mail:

                  If to Design Works:

                                     Design Works, Inc.
                                     1600 RiverEdge Parkway
                                     Suite 200
                                     Atlanta, Georgia  30328
                                     Attention:  Michael Bernstein, President
                                     Telecopier: 770-644-6264
                                     Telephone:  770-644-6302

                  With a copy to (which shall not constitute notice to Design Works):

                                     Sims Moss Kline & Davis LLP
                                     400 Northpark Town Center
                                     Suite 210
                                     1000 Abernathy Road, N.E.
                                     Atlanta, Georgia  30328
                                     Attention:  Jerry L. Sims, Esq.
                                     Telecopier: 770-481-7210
                                     Telephone:  770-481-7200

                  If to Crown:

                                     Crown Crafts, Inc.
                                     1600 RiverEdge Parkway
                                     Suite 200
                                     Atlanta, Georgia  30328
                                     Attention:  Randall Chestnut, President
                                     Telecopier: 770-644-6337
                                     Telephone:  770-644-6263

                  With a copy to (which shall not constitute notice to Crown):

                                     Rogers & Hardin LLP
                                     2700 International Tower
                                     229 Peachtree Street, N.E.
                                     Atlanta, Georgia  30303
                                     Attention:  Steven E. Fox, Esq.
                                     Telecopier: 404-525-2224
                                     Telephone:  404-522-4700

         SECTION 9.08 SOLE BENEFIT OF CROWN AND DESIGN WORKS. This Agreement is for the sole and exclusive benefit of Crown and Design Works and shall not be deemed to be for the direct or indirect benefit of any other person, including, without limitation, their respective customers or employees. Neither their respective customers nor their employees shall be deemed to be third-party beneficiaries hereof.

         SECTION 9.09 INCORPORATION OF THE IT AGREEMENTS. The parties hereto understand and agree that the party receiving the Shared Services shall comply with each of the confidential information and non-disclosure covenants set forth therein; provided, however, that the parties hereto agree that the party receiving the Shared Services is not hereby assuming any rights, duties or obligations of the party providing the Shared Services under the IT Agreements and is not agreeing to be bound by the provisions thereof.

         SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Georgia without regard to conflicts of laws principles.

         SECTION 9.11 CONSTRUCTION. All article and sections headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the text requires. All schedules attached hereto shall by this reference be deemed to be incorporated in this Agreement as if set forth herein in full.

         SECTION 9.12 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior written and oral arrangements, agreements, or understanding with respect to the subject matter hereof. This Agreement may not be amended except pursuant to a writing signed by the parties hereto.

         SECTION 9.13 WAIVER. Any term or provision of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties hereto with regard to the terms of performance hereof, shall constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

         SECTION 9.14 SEVERABILITY. In the event that any provision of this Agreement shall be found in violation of public policy or illegal or unenforceable in law or equity, such finding shall in no event invalidate any other provision hereof.

         SECTION 9.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Executed counterparts may be delivered via facsimile transmission.

         SECTION 9.16 CAPITALIZED TERMS. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Shared Services Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                 DESIGN WORKS, INC.


                                 By:
                                    -------------------------------------------

                                      Its:
                                          -------------------------------------


                                 CROWN CRAFTS, INC.


                                 By:
                                    -------------------------------------------

                                      Its:
                                          -------------------------------------

                                                                      EXHIBIT E


                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


         THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (the "Agreement") dated as of July 23, 2001, by and between DESIGN WORKS HOLDING COMPANY, a Delaware corporation ("Buyer"), and CROWN CRAFTS, INC., a Georgia corporation ("Seller").

         WHEREAS, Seller, Buyer, Design Works, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("Merger Sub"), and Crown Crafts Designer, Inc., a Delaware corporation and wholly-owned subsidiary of Seller ("CCD"), have entered into that certain Merger Agreement dated as of July 23, 2001 (the "Merger Agreement"), to which a form of this Agreement is attached as Exhibit "E," relating to the acquisition of certain assets and the assumption of certain liabilities of the Business by Buyer through the merger of Merger Sub with and into CCD;

         WHEREAS, in order to protect the goodwill of the Business and the other value to be acquired by Buyer pursuant to the Merger Agreement for which Buyer is paying substantial consideration, Buyer and Seller have agreed that Buyer's obligation to consummate the transactions contemplated by the Merger Agreement are subject to the condition, among others, that Buyer and Seller shall have entered into this Agreement;

         WHEREAS, Buyer has separately bargained and paid additional consideration for the covenants contained herein;

         WHEREAS, Seller acknowledges that the provisions of this Agreement are reasonable and necessary to protect the legitimate interest of Buyer and the business and goodwill acquired by it pursuant to the Merger Agreement;

         WHEREAS, Buyer acknowledges that, as a result of the transactions contemplated by the Merger Agreement, it will have access to information and resources that would allow it to more effectively compete with Seller and the provisions of this Agreement are reasonable and necessary to protect the legitimate interest of Seller and the Excluded Assets (as defined in the Merger Agreement) and the goodwill associated therewith; and

         WHEREAS, in order to induce Buyer to consummate the transactions contemplated by the Merger Agreement, Seller is willing to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

                  (a) "Affiliate" shall mean, with respect to any Person, any other Person that controls or is controlled by or is under common control with, such Person as determined in accordance with Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

                  (b) "Business" shall mean the adult bedding business of Seller and its Affiliates consisting of (i) the Calvin Klein Home Product Line owned by CCD, (ii) the Royal Sateen product line and the related agreement with Kitan Consolidated Industries, Limited ("Kitan"), (iii) the Kitan private label product line primarily sold to Costco Wholesale Corporation, (iv) the private label "I Love Daisies" product line sold to J. C. Penney Company, Inc., (v) the private label "Denim" product line sold to Linens `n Things, Inc. and others, and (vi) any discontinued adult bedding product lines which were shipped from North Carolina.

                  (c) "Competitive Business" shall mean any Person engaged in the business of designing, manufacturing, marketing, importing, selling or distributing Competitive Products.

                  (d) "Competitive Infant Business" shall mean any Person engaged in the business of designing, manufacturing, marketing, importing, selling or distributing Competitive Infant Products.

                  (e) "Competitive Infant Products" shall mean any type of products currently designed, manufactured, distributed, marketed, imported, sold or distributed by Seller in connection with the operation of the Infant Business, without regard to (i) the prices at which such products may be sold, (ii) any tradenames, trademarks, brands, labels, logos or other identifying characteristics used in selling such products, or (iii) the types of businesses that may purchase such products.

                  (f) "Competitive Products" shall mean any type of products designed, manufactured, distributed, marketed, imported, sold or distributed by Seller in connection with the operation of the Business, without regard to (i) the prices at which such products may be sold, (ii) any tradenames, trademarks, brands, labels, logos or other identifying characteristics used in selling such products, or (iii) the types of businesses that may purchase such products.

                  (g) "Confidential Information" shall mean all customer and supplier lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, product development plans, market strategies, internal performance statistics and other competitively sensitive information of Seller relating to the Business and not generally known by the public, other than Trade Secrets, whether or not in written or tangible form.

                  (h) "Infant Business" shall mean any business conducted by or related to Churchill Weavers, Inc., Crown Crafts Infant Products, Inc., Hamco, Inc., Burgundy Interamericana S.A. de C.V., Crown Crafts de Mexico S.A. de C.V., and any infant, juvenile or retail lines of business of Seller, including "Pillow Buddies."

                  (i) "Permitted Activities" shall mean (i) owning not more than 5% of the outstanding shares of publicly-held corporations engaged in a Competitive Business which have shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association, or (ii) subject to this Agreement, carrying on or transacting business with any Competitive Business other than with respect to Competitive Products.

                  (j) "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  (k) "Protected Market" shall mean each of the United States, Canada and Mexico.

                  (l) "Trade Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to the competitors of the Business, whether or not in written or tangible form.

         2. NO COMPETING BUSINESS. Seller hereby agrees that for a period of four (4) years from and after the date hereof, except as permitted by
Section 5 of this Agreement, it will not directly or indirectly, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in the establishment, management or operation of, any Competitive Business in any Protected Market, without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within any Protected Market, or (B) whether any activity of Seller referred to above itself occurs or is performed within any Protected Market.

         3. NO INTERFERENCE WITH THE BUSINESS. Seller hereby agrees that for a period of two (2) years from and after the date hereof, except as permitted by Section 5 of this Agreement, Seller will not, directly or indirectly, solicit, induce or influence any customer, supplier, lender, lessor or any other person that has a business relationship with the Business in any Protected Market, or which had on the date of this Agreement a business relationship with the Business in any Protected Market, to discontinue or reduce the extent of such relationship with the Business in any Protected Market; provided, however, that notwithstanding the foregoing, Seller agrees that for a period of three (3) years from and after the date hereof Seller will not, directly or indirectly, engage in any transaction or conduct any business (including Permitted Activities) with those Persons identified on Exhibit A attached hereto, without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed; provided, however, that, in the event Seller enters into a licensing agreement with Calvin Klein, such supplier list shall be unrestricted as to use for Calvin Klein products.

         4.       NO DISCLOSURE OF PROPRIETARY INFORMATION.

                  (a) Seller hereby agrees that it will not, directly or indirectly, disclose to anyone, or use or otherwise exploit for its own benefit or for the benefit of anyone other than Buyer, any Trade Secrets (including the aforementioned supplier list) for so long as they remain Trade Secrets, except as permitted by Section 5 of this Agreement.

                  (b) Seller hereby agrees that for a period of two (2) years from and after the date of this Agreement it will not, directly or indirectly, disclose to anyone, or use or otherwise exploit for its own benefit or for the benefit of anyone other than Buyer, any Confidential Information, except as permitted by Section 5 of this Agreement.

         5. PERMITTED ACTIVITIES. The restrictions set forth in Sections 2, 3 and 4 of this Agreement shall not apply to Permitted Activities (except as otherwise expressly provided in Section 3) or to actions taken by Seller to the extent that such actions are expressly approved by Buyer in writing.

         6.       BUYER'S RESTRICTIONS.

                  (a) Buyer hereby agrees that for a period of four (4) years from and after the date hereof, except as otherwise permitted by this Section 6 of this Agreement or as expressly approved by Seller in writing, it will not, directly or indirectly, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in the establishment, management or operation of, any Competitive Infant Business in any Protected Market, without regard to (A) whether the Competitive Infant Business has its office, manufacturing or other business facilities within any Protected Market, or
                           (B) whether any activity of Buyer referred to above itself occurs or is performed within any Protected Market.

                  (b) Buyer hereby agrees that for a period of two (2) years from and after the date hereof, except as otherwise permitted by this Section 6, Buyer will not, directly or indirectly, solicit, induce or influence any customer, supplier, lender, lessor or any other person that has a business relationship with the Infant Business in any Protected Market, or which had on the date of this Agreement a business relationship with the Infant Business in any Protected Market, to discontinue or reduce the extent of such relationship with the Infant Business in any Protected Market.

                  (c) Buyer hereby agrees that for a period of four (4) years from and after the date hereof, Buyer will not directly or indirectly purchase, sell or distribute infant blankets or throws made by those current suppliers of such products to Seller set forth on Exhibit B attached hereto and incorporated herein by this reference, nor act as an agent for any such supplier with regard to selling or distributing such infant blankets or throws. Buyer specifically authorizes Seller to use Sabtex as Seller's agent provided that Sabtex is specifically instructed and signs an agreement in a form that is mutually satisfactory to both Seller and Buyer that states that Seller cannot use any Calvin Klein resources without Buyer's written authorization.

                  (d) Notwithstanding the foregoing, Buyer may (i) own not more than 5% of the outstanding shares of publicly-held corporations engaged in a Competitive Infant Business which have shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association, (ii) carry on or transact business with any Competitive Infant Business other than with respect to Competitive Infant Products, or
                           (iii) in the event that Seller fails, for any reason, to enter into a Calvin Klein license with respect to Infant Business on or before December 31, 2002, then Buyer may enter into such a license with Calvin Klein and none of the restrictions set forth in this Section 6 shall apply to Buyer with respect to products covered by such license.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller represents and warrants that this Agreement is a legal, valid and binding obligation enforceable against Seller in accordance with its terms. Buyer represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against Buyer in accordance with its terms. Buyer agrees to assist Seller in obtaining a Calvin Klein license with respect to Infant Business. Buyer will provide Jerry Haggerty for a reasonable time on a reimbursement of expense basis only to help Seller obtain the such Calvin Klein license. Such reasonable time shall not exceed one (1) business day per month of Jerry Haggerty's time between the date hereof and the execution of such license agreement or June 30, 2002, whichever shall first occur.

         8. WAIVERS. Neither party will be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by it, or for any other reason (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement or
(ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement.

         9. INJUNCTIVE RELIEF. Each party acknowledges (i) that any violation of this Agreement will result in irreparable injury to the other party, (ii) that damages at law would not be reasonable or adequate compensation to such other party for violation of this Agreement and (iii) such other party shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security as well as to an equitable accounting of all earnings, profits and other benefits arising out of any such violation.

         10. NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

         TO SELLER:

                  Crown Crafts, Inc.
                  1600 RiverEdge Parkway
                  Suite 200
                  Atlanta, Georgia 30328
                  Fax No. (770) 644-6337
                  Attn: President

         with a copy to (which shall not constitute notice to Seller):

                  Rogers & Hardin LLP
                  2700 International Tower, Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Fax No.: (404) 525-2224
                  Attn: Steven E. Fox, Esq.

         TO BUYER:

                  Design Works Holding Company
                  1600 RiverEdge Parkway
                  Suite 200
                  Atlanta, Georgia 30328
                  Fax No.: (770) 644-6264
                  Attn: Michael Bernstein, President

         with a copy to (which shall not constitute notice to Buyer):

                  Sims, Moss, Kline & Davis LLP
                  400 Northpark Town Center
                  Suite 210
                  1000 Abernathy Road, N.E.
                  Atlanta, Georgia 30328
                  Fax No.: (770) 481-7210
                  Attn: Jerry L. Sims, Esq.

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         11. SUCCESSORS IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, and any reference to a party hereto shall also be a reference to any such successor or assign.

         12. NUMBER; GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         13. CAPTIONS. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

         14. CONTROLLING LAW; INTEGRATION; AMENDMENT. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia's choice of law rules. This Agreement and the documents executed pursuant hereto or in connection herewith supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement between the parties hereto. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         15. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect. In the event that any provision of this Agreement should ever be deemed to exceed the time, geographic, product or any other limitations permitted by applicable law, then such provision shall be deemed reformed to the maximum extent permitted by applicable law.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

         17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended or shall be construed, to confer upon or give any person other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person being deemed a third party beneficiary of this Agreement.


                           [SIGNATURES ON NEXT PAGE.]

         IN WITNESS WHEREOF, Buyer and Seller have each caused this Agreement to be duly executed and delivered on its behalf by an officer thereunto duly authorized, all as of the date first above written.


                                    CROWN CRAFTS, INC.


                                    By:
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------



                                    DESIGN WORKS HOLDING COMPANY


                                    By:
                                       ----------------------------------------
                                       Its:
                                           ------------------------------------